                                                                 Exhibit 25.01

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM T-1

                           --------------------------

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                    [ ] CHECK IF AN APPLICATION TO DETERMINE
             ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                              FLEET NATIONAL BANK
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              (Exact name of trustee as specified in its charter)

                Not applicable                             06-0850628
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          (State of incorporation if                    (I.R.S. Employer
             not a national bank)                      Identification No.)

                 777 Main Street, Hartford, Connecticut  06115
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

        Patricia Beaudry, 777 Main Street, Hartford, CT  (860) 728-2065
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            (Name, address and telephone number of agent for service)

               Hollinger International Publishing Inc., as Issuer
                   Hollinger International Inc., as Guarantor
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              (Exact name of obligor as specified in its charter)

           Delaware                                     51-0370603
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(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

               401 North Wabash Avenue, Chicago, Illinois 60611
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           (Address of principal executive offices)       (Zip Code)

                          ____% Senior Notes due 2005
       ------------------------------------------------------------------
                      (Title of the indenture securities)

Item 1.         General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject:

                        The Comptroller of the Currency,
                        Washington, D.C.

                        Federal Reserve Bank of Boston
                        Boston, Massachusetts

                        Federal Deposit Insurance Corporation
                        Washington, D.C.

        (b)     Whether it is authorized to exercise corporate trust powers:

                        The trustee is so authorized.

Item 2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                None with respect to the trustee; none with respect to Fleet Financial Group, Inc. and its affiliates (the "affiliates").

Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

                1. A copy of the Articles of Association of the trustee as now in effect.

                2. A copy of the Certificate of Authority of the trustee to do Business and the Certification of Fiduciary Powers.

                3.       A copy of the By-laws of the trustee as now in effect.

                4. Consent of the trustee required by Section 321(b) of the Act.

                5. A copy of the latest Consolidated Report of Condition and Income of the trustee, published pursuant to law or the requirements of its supervising or examining authority.

                                     NOTES


        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base its answer to Item 2, the answer to said
Item is based upon incomplete information. Said Item may, however, be considered correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, and State of Connecticut, on the 28th day of February, 1997.


                                        FLEET NATIONAL BANK,
                                        Trustee




                                        By /s/ Michael M. Hopkins
                                          -------------------------------------
                                        Name:  Michael M. Hopkins
                                        Title:  Vice President

                                   EXHIBIT 1


                            ARTICLES OF ASSOCIATION
                                     OF
                              FLEET NATIONAL BANK


FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "Fleet National Bank."

SECOND. The main office of the Association shall be in Springfield, Hampden County Commonwealth of Massachusetts. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The board of directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors.

FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the board of directors may designate, on the day of each year specified therefore in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

FIFTH. The authorized amount of capital stock of this Association shall be eight million five hundred thousand (8,500,000) shares of which three million five hundred thousand (3,500,000) shares shall be common stock with a par value of six and 25/100 dollars ($6.25) each, and of which five million (5,000,000) shares without par value shall be preferred stock. The capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.

The board of directors of the Association is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance from time to time in one or more series of any number of the preferred shares, and to establish the number of shares be included in each series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

a. The number of shares constituting that series and the distinctive designation of that series;

b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable to any other class or classes or series of stock;

c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

d. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

e. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

f. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

g. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Association or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Association or any subsidiary of any outstanding stock of the Association;

h. The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Association and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

i. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Shares of any series of preferred stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock to be created by resolution or resolutions of the board of directors or as part of any other series or preferred stock, all subject to the conditions and the restrictions adopted by the board of directors providing for the issue of any series of preferred stock and by the provisions of any applicable law.

Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of preferred stock, the holders of outstanding shares of common stock shall exclusively possess voting power for the election of directors and for all purposes, each holder of record of shares of common stock being entitled to one vote for each share of common stock standing in his name on the books of the Association.

Except as otherwise provided by the resolution or resolutions providing for the issue of any series of preferred stock, after payment shall have been made to the holders of preferred stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any other series of preferred stock, the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to receive such dividends as from time to time may be declared by the board of directors.

Except as otherwise provided by the resolution or resolutions for the issue of any series of preferred stock, in the event of any liquidation, dissolution or winding up of the Association, whether voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of preferred stock the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to share, ratable according to the number of shares of common stock held by them, in all remaining assets of the Association available for distribution to its shareholders.

The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Association entitled to vote.

SIXTH. The board of directors shall appoint one of its members president of this Association, who shall be chairman of the board, unless the board appoints another director to be the chairman. The board of directors shall have the power to appoint one or more vice presidents; and to appoint a secretary and such other officers and employees as may be required to transact the business of this Association.

The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Hartford, Connecticut, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH. The board of directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Association to the fullest extent authorized by the law of the state in which the Association's ultimate parent company is incorporated, except as provided in subsection (b). The aforesaid indemnity shall protect the indemnified person against all expense, liability and loss (including attorney's fees, judgements, fines ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred by such person in connection with such a proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors, and administrators, but shall only cover such person's period of service with the Association. The Association may, by action of its Board of Directors, grant rights to indemnification to agents of the Association and to any director, officer, employee or agent of any of its subsidiaries with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Restrictions on Indemnification. Notwithstanding the foregoing, (i) no person shall be indemnified hereunder by the Association against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by a federal bank regulatory agency which proceeding or action results in a final order assessing civil money penalties against that person, requiring affirmative action by that person in the form of payments to the Association, or removing or prohibiting that person from service with the Association, and any advancement of expenses to that person in that proceeding must be repaid; and (ii) no person shall be indemnified hereunder by the Association and no advancement of expenses shall be made to any person hereunder to the extent such indemnification or advancement of expenses would violate or conflict with any applicable federal statute now or hereafter in force or any applicable final regulation or interpretation now or hereafter adopted by the Office of the Comptroller of the Currency ("OCC") or the Federal Deposit Insurance Corporation ("FDIC"). The Association shall comply with any requirements imposed on it by any such statue or regulation in connection with any indemnification or advancement of expenses hereunder by the Association. With respect to proceedings to enforce a claimant's rights to indemnification, the Association shall indemnify any such claimant in connection with such a proceeding only as provided in subsection (d) hereof.

(c) Advancement of Expenses. The conditional right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Association the reasonable expenses (including attorney's fees) incurred in defending a proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that an advancement of expenses shall be made only upon (i) delivery to the Association of a binding written undertaking by or on behalf of the person receiving the advancement to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified in such proceeding, including if such proceeding results in a final order assessing civil money penalties against that person, requiring affirmative action by that person in the form of payments to the Association, or removing or prohibiting that person from service with the Association, and (ii) compliance with any other actions or determinations required by applicable law, regulation or OCC or FDIC interpretation to be taken or made by the Board of Directors of the Association or other persons prior to an advancement of expenses. The Association shall cease advancing expenses at any time its Board of Directors believes that any of the prerequisites for advancement of expenses are no longer being met.

(d)   Right of Claimant to Bring Suit.  If a claim under subsection (a) of the section is not paid in full by the Association within thirty (30) days after written claim has been received by the Association, the claimant may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. It shall be a defense to any such action brought by the claimant to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any, has been tendered to the Association) that the claimant has not met any applicable standard for indemnification under the law of the state in which the Association's ultimate parent company is incorporated. In any suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the Association shall be entitled to recover such expenses upon a final adjudication that the claimant has not met any applicable standard for indemnification standard for indemnification under the law of the state in which the Association's ultimate parent company is incorporated.

(e) Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(f) Insurance. The Association may purchase, maintain, and make payment or reimbursement for reasonable premiums on, insurance to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the law of the state in which the Association's ultimate parent company is incorporated; provided however, that such insurance shall explicitly exclude insurance coverage for a final order of a federal bank regulatory agency assessing civil money penalties against an Association director, officer, employee or agent.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the articles of association of this Association is to be considered shall be given as hereinabove set forth.

I hereby certify that the articles of association of this Association, in their entirety, are listed above in items first through eleventh.


                                                   Secretary/Assistant Secretary
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Dated at                                         ,  as of                      .
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Revision of February 15, 1996

                                   EXHIBIT 2


                        AMENDED AND RESTATED BY-LAWS OF

                              FLEET NATIONAL BANK

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


Section 1. Annual Meeting. The regular annual meeting of the shareholders for the election of Directors and the transaction of any other business that may properly come before the meeting shall be held at the Main Office of the Association, or such other place as the Board of Directors may designate, on the fourth Thursday of April in each year at 1:15 o'clock in the afternoon unless some other hour of such day is fixed by the Board of Directors.

If, from any cause, an election of Directors is not made on such day, the Board of Directors shall order the election to be held on some subsequent day, of which special notice shall be given in accordance with the provisions of law, and of these bylaws.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or any shareholders owning not less than twenty-five percent (25%) of the stock of the Association.

Section 3. Notice of Meetings of Shareholders. Except as otherwise provided by law, notice of the time and place of annual or special meetings of the shareholders shall be mailed, postage prepaid, at least ten (10) days before the date of the meeting to each shareholder of record entitled to vote thereat at his address as shown upon the books of the Association; but any failure to mail such notice to any shareholder or any irregularity therein, shall not affect the validity of such meeting or of any of the proceedings thereat. Notice of a special meeting shall also state the purpose of the meeting.

Section 4. Quorum; Adjourned Meetings. Unless otherwise provided by law, a quorum for the transaction of business at every meeting of the shareholders shall consist of not less than two-fifths (2/5) of the outstanding capital stock represented in person or by proxy; less than such quorum may adjourn the meeting to a future time. No notice need be given of an adjourned annual or special meeting of the shareholders if the adjournment be to a definite place and time.

Section 5. Votes and Proxies. At every meeting of the shareholders, each share of the capital stock shall be entitled to one vote except as otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholder at any meeting, unless otherwise provided by law or by the Articles of Association or these By-laws. Share-holders may vote by proxies duly authorized in writing and filed with the Cashier, but no officer, clerk, teller or bookkeeper of the Association may act as a proxy.

Section 6. Nominations to Board of Directors. At any meeting of shareholders held for the election of Directors, nominations for election to the Board of Directors may be made, subject to the provisions of this section, by any share-holder of record of any outstanding class of stock of the Association entitled to vote for the election of Directors. No person other than those whose names are stated as proposed nominees in the proxy statement accompanying the notice of the meeting may be nominated as such meeting unless a shareholder shall have given to the President of the Association and to the Comptroller of the Currency, Washington, DC written notice of intention to nominate such other person mailed by certified mail or delivered not less than fourteen (14) days nor more than fifty (50) days prior to the meeting of shareholders at which such nomination is to be made; provided, however, that if less than twenty-one
(21) days' notice of such meeting is given to shareholders, such notice of intention to nominate shall be mailed by certified mail or delivered to said President and said Comptroller on or before the seventh day following the day on which the notice of such meeting was mailed. Such notice of intention to nominate shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Association owned by the notifying shareholder. In the event such notice is given, the proposed nominee may be nominated either by the shareholder giving such notice or by any other shareholder present at the meeting at which such nomination is to be made.
Such notice may contain the names of more than one proposed nominee, and if more than one is named, any one or more of those named may be nominated.

Section 7. Action Taken Without a Shareholder Meeting. Any action requiring shareholder approval or consent may be taken without a meeting and without notice of such meeting by written consent of the shareholders.


                                   ARTICLE II

                                   DIRECTORS



Section 1. Number. The Board of Directors shall consist of such number of shareholders, not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled, or by the Board of Directors as hereinafter provided.

Section 2. Mandatory Retirement for Directors. No person shall be elected a director who has attained the age of 68 and no person shall continue to serve as a director after the date of the first meeting of the stockholders of the Association held on or after the date on which such person attains the age of 68; provided, however, that any director serving on the Board as of December 15, 1995 who has attained the age of 65 on or prior to such date shall be permitted to continue to serve as a director until the date of the first meeting of the stockholders of the Association held on or after the date on which such person attains the age of 70.

Section 3. General Powers. The Board of Directors shall exercise all the corporate powers of the Association, except as expressly limited by law, and shall have the control, management, direction and disposition of all its property and affairs.

Section 4. Annual Meeting. Immediately following a meeting of shareholders held for the election of Directors, the Cashier shall notify the directors-elect who may be present of their election and they shall then hold a meeting at the Main Office of the Association, or such other place as the Board of Directors may designate, for the purpose of taking their oaths, organizing the new Board, electing officers and transacting any other business that may come before such meeting.

Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held without notice at the Main Office of the Association, or such other place as the Board of Directors may designate, at such dates and times as the Board shall determine. If the day designated for a regular meeting falls on a legal holiday, the meeting shall be held on the next business day.

Section 6. Special Meetings. A special meeting of the Board of Directors may be called at anytime upon the written request of the Chairman of the Board, the President, or of two Directors, stating the purpose of the meeting. Notice of the time and place shall be given not later than the day before the date of the meeting, by mailing a notice to each Director at his last known address, by delivering such notice to him personally, or by telephoning.

Section 7. Quorum; Votes. A majority of the Board of Directors at the time holding office shall constitute a quorum for the transaction of all business, except when otherwise provided by law, but less than a quorum may adjourn a meeting from time to time, and the meeting may be held, as adjourned, without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors.

Section 8. Action by Directors Without a Meeting. Any action requiring Director approval or consent may be taken without a meeting and without notice of such meeting by written consent of all the Directors.

Section 9. Telephonic Participation in Directors' Meetings. A Director or member of a Committee of the Board of Directors may participate in a meeting of the Board or of such Committee may participate in a meeting of the Board or of such Committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such a meeting.

Section 10. Vacancies. Vacancies in the Board of Directors may be filled by the remaining members of the Board at any regular or special meeting of the Board.

Section 11. Interim Appointments. The Board of Directors shall, if the share-holders at any meeting for the election of Directors have determined a number of Directors less than twenty-five (25), have the power, by affirmative vote of the majority of all the Directors, to increase such number of Directors to not more than twenty-five (25) and to elect Directors to fill the resulting vacancies and to serve until the next annual meeting of shareholders or the next election of Directors; provided, however, that the number of Directors shall not be so increased by more than two (2) if the number last determined by shareholders was fifteen (15) or less, or increased by more than four (4) if the number last determined by shareholders was sixteen (16) or more.

Section 12. Fees. The Board of Directors shall fix the amount and direct the payment of fees which shall be paid to each Director for attendance at any meeting of the Board of Directors or of any Committees of the Board.



                                  ARTICLE III

                            COMMITTEES OF THE BOARD

Section 1. Executive Committee. The Board of Directors shall appoint from its members an Executive Committee which shall consist of such number of persons as the Board of Directors shall determine; the Chairman of the Board and the President shall be members ex-officio of the Executive Committee with full voting power. The Chairman of the Board or the President may from time to time appoint from the Board of Directors as temporary additional members of the Executive Committee, with full voting powers, not more than two members to serve for such periods as the Chairman of the Board or the President may determine. The Board of Directors shall designate a member of the Executive Committee to serve as Chairman thereof. A meeting of the Executive Committee may be called at any time upon the written request of the Chairman of the Board, the President or the Chairman of the Executive Committee, stating the purpose of the meeting. Not less than twenty four hours' notice of said meeting shall be given to each member of the Committee personally, by telephoning, or by mail. The Chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee.

The Executive Committee shall possess and may exercise all the powers of the Board when the Board is not in session except such as the Board, only, by law, is authorized to exercise; it shall keep minutes of its acts and proceedings and cause same to be presented and reported at every regular meeting and at any special meeting of the Board including specifically, all its actions relating to loans and discounts.

All acts done and powers and authority conferred by the Executive Committee, from time to time, within the scope of its authority, shall be deemed to be, and may be certified as being, the acts of and under the authority of the Board.

Section 2. Risk Management Committee. The Board shall appoint from its members a Risk Management Committee which shall consist of such number as the Board shall determine. The Board shall designate a member of the Risk Management Committee to serve as Chairman thereof. It shall be the duty of the Risk Management Committee to (a) serve as the channel of communication with management and the Board of Directors of Fleet Financial Group, Inc. to assure that formal processes supported by management information systems are in place for the identification, evaluation and management of significant risks inherent in or associated with lending activities, the loan portfolio, asset-liability management, the investment portfolio, trust and investment advisory activities, the sale of nondeposit investment products and new products and services and such additional activities or functions as the Board may determine from time to time; (b) assure the formulation and adoption of policies approved by the Risk Management Committee or Board governing lending activities, management of the loan portfolio, the maintenance of an adequate allowance for loan and lease losses, asset-liability management, the investment portfolio, the retail sale of non-deposit investment products, new products and services and such additional activities or functions as the Board may determine from time to time
(c) assure that a comprehensive independent loan review program is in place for the early detection of problem loans and review significant reports of the loan review department, management's responses to those reports and the risk attributed to unresolved issues; (d) subject to control of the Board, exercise general supervision over trust activities, the investment of trust funds, the disposition of trust investments and the acceptance of new trusts and the terms of such acceptance, and (e) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

Section 3. Audit Committee. The Board shall appoint from its members and Audit Committee which shall consist of such number as the Board shall determine no one of whom shall be an active officer or employee of the Association or Fleet Financial Group, Inc. or any of its affiliates. In addition, members of the Audit Committee must not (i) have served as an officer or employee of the Association or any of its affiliates at any time during the year prior to their appointment; or (ii) own, control, or have owned or controlled at any time during the year prior to appointment, ten percent (10%) or more of any outstanding class of voting securities of the Association. At least two (2) members of the Audit Committee must have significant executive, professional, educational or regulatory experience in financial, auditing, accounting, or banking matters. No member of the Audit Committee may have significant direct or indirect credit or other relationships with the Association, the termination of which would materially adversely affect the Association's financial condition or results of operations.

The Board shall designate a member of the Audit Committee to serve as Chairman thereof. It shall be the duty of the Audit Committee to (a) cause a continuous audit and examination to be made on its behalf into the affairs of the Association and to review the results of such examination; (b) review significant reports of the internal auditing department, management's responses to those reports and the risk attributed to unresolved issues; (c) review the basis for the reports issued under Section 112 of The Federal Deposit Insurance Corporation Improvement Act of 1991; (d) consider, in consultation with the independent auditor and an internal auditing executive, the adequacy of the Association's internal controls, including the resolution of identified material weakness and reportable conditions; (e) review regulatory communications received from any federal or state agency with supervisory jurisdiction or other examining authority and monitor any needed corrective action by management; (f) ensure that a formal system of internal controls is in place for maintaining compliance with laws and regulations; (g) cause an audit of the Trust Department at least once during each calendar year and within 15 months of the last such audit or, in lieu thereof, adopt a continuous audit system and report to the Board each calendar year and within 15 months of the previous report on the performance of such audit function; and (h) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

The Audit Committee may consult with internal counsel and retain its own outside counsel without approval (prior or otherwise) from the Board or management and obligate the Association to pay the fees of such counsel.

Section 4. Community Affairs Committee. The Board shall appoint from its members a Community Affairs Committee which shall consist of such number as the Board shall determine. The Board shall designate a member of the Community Affairs Committee to serve as Chairman thereof. It shall be the duty of the Community Affairs Committee to (a) oversee compliance by the Association with the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder; and (b) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

Section 5. Regular Meetings. Except for the Executive Committee which shall meet on an ad hoc basis as set forth in Section 1 of this Article, regular meetings of the Committees of the Board of Directors shall be held, without notice, at such time and place as the Committee or the Board of Directors may appoint and as often as the business of the Association may require.

Section 6. Special Meetings. A Special Meeting of any of the Committees of the Board of Directors may be called upon the written request of the Chairman of the Board or the President, or of any two members of the respective Committee, stating the purpose of the meeting. Not less than twenty-four hours' notice of such special meeting shall be given to each member of the Committee personally, by telephoning, or by mail.

Section 7. Emergency Meetings. An Emergency Meeting of any of the Committees of the Board of Directors may be called at the request of the Chairman of the Board or the President, who shall state that an emergency exists, upon not less than one hour's notice to each member of the Committee personally or by telephoning.

Section 8. Action Taken Without a Committee Meeting. Any Committee of the Board of Directors may take action without a meeting and without notice of such meeting by resolution assented to in writing by all members of such Committee.

Section 9. Quorum. A majority of a Committee of the Board of Directors shall constitute a quorum for the transaction of any business at any meeting of such Committee. If a quorum is not available, the Chairman of the Board or the President shall have power to make temporary appointments to a Committee of-members of the Board of Directors, to act in the place and stead of members who temporarily cannot attend any such meeting; provided, however, that any temporary appointment to the Audit Committee must meet the requirements for members of that Committee set forth in Section 3 of this Article.

Section 10. Record. The committees of the Board of Directors shall keep a record of their respective meetings and proceedings which shall be presented at the regular meeting of the Board of Directors held in the calendar month next following the meetings of the Committees. If there is no regular Board of Directors meeting held in the calendar month next following the meeting of a Committee, then such Committee's records shall be presented at the next regular Board of Directors meeting held in a month subsequent to such Committee meeting.

Section 11. Changes and Vacancies. The Board of Directors shall have power to change the members of any Committee at any time and to fill vacancies on any Committee; provided, however, that any newly appointed member of the Audit Committee must meet the requirements for members of that Committee set forth in
Section 3 of this Article.

Section 12. Other Committees. The Board of Directors may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the Board may determine.



                                   ARTICLE IV

                          WAIVER OF NOTICE  OF MEETINGS

Section 1. Waiver. Whenever notice is required to be given to any shareholder, Director, or member of a Committee of the Board of Directors, such notice may be waived in writing either before or after such meeting by any shareholder, Director or Committee member respectively, as the case may be, who may be entitled to such notice; and such notice will be deemed to be waived by attendance at any such meeting.

                                 ARTICLE V

                             OFFICERS AND AGENTS

Section 1. Officers. The Board shall appoint a Chairman of the Board and a President, and shall have the power to appoint one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Cashier, a Secretary, an Auditor, a Controller, one or more Trust Officers and-such other officers as are deemed necessary or desirable for the proper transaction of business of the Association. The Chairman of the Board and the President shall be appointed from members of the Board of Directors. Any two or more offices, except those of President and Cashier, or Secretary, may be held by the same person. The Board may, from time to time, by resolution passed by a majority of the entire Board, designate one or more officers of the Association or of an affiliate or of Fleet Financial Group, Inc. with power to appoint one or more Vice Presidents and such other officers of the Association below the level of Vice President as the officer or officers designated in such resolution deem necessary or desirable for the proper transaction of the business of the Association.

Section 2. Chairman of the Board. The chairman of the Board shall preside at all meetings of the Board of Directors. Subject to definition by the Board of Directors, he shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 3. President. The President shall preside at all meetings of the Board of Directors if there be no Chairman or if the Chairman be absent. Subject to definition by the Board of Directors, he shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 4. Cashier and Secretary. The Cashier shall be the Secretary of the Board and of the Executive Committee, and shall keep accurate minutes of their meetings and of all meetings of the shareholders. He shall attend to the giving of all notices required by these By-laws. He shall be custodian of the corporate seal, records, documents and papers of the Association. He shall have such powers and perform such duties as pertain by law or regulation to the office of Cashier, or as are imposed by these By-laws, or as may be delegated to him from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 5. Auditor. The Auditor shall be the chief auditing officer of the Association. He shall continuously examine the affairs of the Association and from time to time shall report to the Board of Directors. He shall have such powers and perform such duties as are conferred upon, or assigned to him by these By-laws, or as may be delegated to him from time to time by the Board of Directors.

Section 6. Officers Seriatim. The Board of Directors shall designate from time to time not less than two officers who shall in the absence or disability of the Chairman or President or both, succeed seriatim to the duties and responsibilities of the Chairman and President respectively.

Section 7. Clerks and Agents. The Board of Directors may appoint, from time to time, such clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the Chairman of the Board or the President, or any other officer of the Association authorized by either of them may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 8. Tenure. The Chairman of the Board of Directors and the President shall, except in the case of death, resignation, retirement or disqualification under these By-laws, or unless removed by the affirmative vote of at least two-thirds of all of the members of the Board of Directors, hold office for the term of one year or until their respective successors are appointed. Either of such officers appointed to fill a vacancy occurring in an unexpired term shall serve for such unexpired term of such vacancy. All other officers, clerks, agents, attorneys-in-fact and employees of the Association shall hold office during the pleasure of the Board of Directors or of the officer or committee appointing them respectively.


                                   ARTICLE VI

                                TRUST DEPARTMENT

Section 1. General Powers and Duties. All fiduciary powers of the Association shall be exercised through the Trust Department, subject to such regulations as the Comptroller of the Currency shall from time to time establish. The Trust Department shall be to placed under the management and immediate supervision of an officer or officers appointed by the Board of Directors. The duties of all officers of the Trust Department shall be to cause the policies and instructions of the Board and the Risk Management Committee with respect to the trusts under their supervision to be carried out, and to supervise the due performance of the trusts and agencies entrusted to the Association and under their supervision, in accordance with law and in accordance with the terms of such trusts and agencies.

                                  ARTICLE VII

                                 BRANCH OFFICES

Section 1. Establishment. The Board of Directors shall have full power to establish, to discontinue, or, from time to time, to change the location of any branch office, subject to such limitations as may be provided by law.

Section 2. Supervision and Control. Subject to the general supervision and control of the Board of Directors, the affairs of branch offices shall be under the immediate supervision and control of the President or of such other officer or officers, employee or employees, or other individuals as the Board of Directors may from time to time determine, with such powers and duties as the Board of Directors may confer upon or assign to him or them.


                                   ARTICLE VIII

                                 SIGNATURE POWERS

Section 1. Authorization. The power of officers, employees, agents and attorneys to sign on behalf of and to affix the seal of the Association shall be prescribed by the Board of Directors or by the Executive Committee or by both; provided that the President is authorized to restrict such power of any officer, employee, agent or attorney to the business of a specific department or departments, or to a specific branch office or branch offices. Facsimile signatures may be authorized.

                                  ARTICLE IX

                            STOCK CERTIFICATES AND TRANSFERS

Section 1. Stock Records. The Trust Department shall have custody of the stock certificate books and stock ledgers of the Association, and shall make all transfers of stock, issue certificates thereof and disburse dividends declared thereon.


Section 2. Form of Certificate. Every shareholder shall be entitled to a certificate conforming to the requirements of law and otherwise in such form as the Board of Directors may approve. The certificates shall state on the face thereof that the stock is transferable only on the books of the Association and shall be signed by such officers as may be prescribed from time to time by the Board of Directors or Executive Committee. Facsimile signatures may be authorized.

Section 3. Transfers of Stock. Transfers of stock shall be made only on the books of the Association by the holder in person, or by attorney duly authorized in writing, upon surrender of the certificate therefor properly endorsed, or upon the surrender of such certificate accompanied by a properly executed written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby.

Section 4. Lost Certificate. The Board of Directors or Executive Committee may order a new certificate to be issued in place of a certificate lost or destroyed, upon proof of such loss or destruction and upon tender to the Association by the shareholder, of a bond in such amount and with or without surety, as may be ordered, indemnifying the Association against all liability, loss, cost and damage by reason of such loss or destruction and the issuance of a new certificate.

Section 5. Closing Transfer Books. The Board of Directors may close the transfer books for a period not exceeding thirty days preceding any regular or special meeting of the shareholders, or the day designated for the payment of a dividend or the allotment of rights. In lieu of closing the transfer books the Board of Directors may fix a day and hour not more than thirty days prior to the day of holding any meeting of the shareholders, or the day designated for the payment of a dividend, or the day designated for the allotment of rights, or the day when any change of conversion or exchange of capital stock is to go into effect, as the day as of which shareholders entitled to notice of and to vote at such meetings or entitled to such dividend or to such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, shall be determined, and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be.


                              ARTICLE X

                          THE CORPORATE SEAL

Section 1. Seal. The following is an impression of the seal of the Association adopted by the Board of Directors.


                              ARTICLE  XI

                             BUSINESS HOURS

Section 1. Business Hours. The main office of this Association and each branch office thereof shall be open for business on such days, and for such hours as the Chairman, or the President, or any Executive Vice President, or such other officer as the Board of Directors shall from time to time designate, may determine as to each office to conform to local custom and convenience, provided that any one or more of the main and branch offices or certain departments thereof may be open for such hours as the President, or such other officer as the Board of Directors shall from time to time designate, may determine as to each office or department on any legal holiday on which work is not prohibited by law, and provided further that any one or more of the main and branch offices or certain departments thereof may be ordered closed or open on any day for such hours as to each office or department as the President, or such other officer as the Board of Directors shall from time to time designate, subject to applicable laws regulations, may determine when such action may be required by reason of disaster or other emergency condition.


                                ARTICLE IX

                              CHANGES IN BY-LAWS

Section 1. Amendments. These By-laws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten (10) day's notice of the proposed amendment has been given to each member of the Board of Directors. No amendment may be made unless the By-law, as amended, is consistent with the requirements of law and of the Articles of Association. These By-laws may also be amended by the Association's shareholders.




A true copy

Attest:



                                        Secretary/Assistant Secretary
---------------------------------------



Dated at                                         , as of                       .
         ---------------------------------------         ----------------------

Revision of January 11, 1993

[LOGO]                                                                Exhibit 3
-------------------------------------------------------------------------------
        Comptroller of the Currency
        Administrator of National Banks
-------------------------------------------------------------------------------
        Washington, D.C. 20219

                                  CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "Fleet National Bank," (Charter No. 1338) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                IN TESTIMONY WHEREOF, I have hereunto

                                subscribed my name and caused my seal of office

                                to be affixed to these presents at the Treasury

                                Department in the City of Washington and [SEAL]
                                District of Columbia, this 23rd day of

                                December, 1996.


                                /s/
                                ----------------------

                                Comptroller of the Currency

                                   EXHIBIT 4


                            CONSENT OF THE TRUSTEE
                           REQUIRED BY SECTION 321(b)
                       OF THE TRUST INDENTURE ACT OF 1939


        The undersigned, as Trustee under an Indenture to be entered into between Hollinger International Publishing Inc., as Issuer, Hollinger International Inc., as Guarantor, and Fleet National Bank, Trustee, does hereby consent that, pursuant to Section 321(b) of the Trust Indenture Act of 1939, reports of examinations with respect to the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        FLEET NATIONAL BANK,
                                        Trustee


                                        By  /s/ Michael M. Hopkins
                                           Name:  Michael M. Hopkins
                                           Title:  Vice President


                                   EXHIBIT 5

Dated:

[FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL LETTERHEAD]
-------------------------------------------------------------------------------
                                        Please refer to page i,
    [LOGO]                              Table of Contents, for              1
                                        the required disclosure
                                        of estimated burden.
-------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES - FFIEC 031
                                                    (961231)
REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1996  -----------
                                                   (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Giro S. DeRosa, Vice President
-----------------------------------------------------
  Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Giro DeRosa
----------------------------------------------
Signature of Officer Authorized to Sign Report

January 23, 1997
-----------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/
------------------
Director (Trustee)

/s/
------------------
Director (Trustee)

/s/
-------------------
Director (Trustee)
-----------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
-------------------------------------------------------------------------------

FDIC Certificate Number [02499]         Banks should affix the address label in
                      -----------       this space.
                      (RCRI 9050)
                                        Fleet National Bank
                                        ---------------------------------------
                                        Legal Title of Bank (TEXT 9010)

                                        One Monarch Place
                                        ---------------------------------------
                                        City (TEXT 9131)

                                        Springfield, MA     01102
                                        ---------------------------------------
                                          State Abbrev.          Zip Code
                                           (TEXT 9200)         (TEXT 9220)

                                                                 FFIEC 031
Consolidated Reports of Condition and Income for a Bank With     Page i
Domestic and Foreign Offices                                         2
-------------------------------------------------------------------------------

TABLE OF CONTENTS

SIGNATURE PAGE                                                     Cover

REPORT OF INCOME

Schedule RI--Income Statement...........................        RI-1, 2, 3

Schedule RI-A--Changes in Equity Capital................        RI-4

Schedule RI-B--Charge-offs and Recoveries and Changes
  in Allowance For Loan and Lease Losses................        RI-4, 5

Schedule RI-C--Applicable Income Taxes by Taxing
  Authority.............................................        RI-5

Schedule RI-D--Income from International Operations.....        RI-6

Schedule RI-E--Explanations.............................        RI-7, 8

REPORT OF CONDITION

Schedule RC--Balance Sheet..............................        RC-1, 2

Schedule RC-A--Cash and Balances Due from Depository
  Institutions..........................................        RC-3

Schedule RC-B--Securities...............................        RC-3, 4, 5

Schedule RC-C--Loans and Lease Financing
  Receivables:
  Part I.  Loans and Leases.............................        RC-6, 7
  Part II.  Loans to Small Businesses and Small
     Farms (included in the forms for June 30
     only)..............................................        RC-7a, 7b

Schedule RC-D--Trading Assets and Liabilities (to
  be completed only be selected banks)..................        RC-8

Schedule RC-E--Deposit Liabilities......................        RC-9, 10, 11

Schedule RC-F--Other Assets.............................        RC-11

Schedule RC-G--Other Liabilities........................        RC-11

Schedule RC-H--Selected Balance Sheet Items for
  Domestic Offices......................................        RC-12

Schedule RC-I--Selected Assets and Liabilities of
  IBFs..................................................        RC-13

Schedule RC-K--Quarterly Averages.......................        RC-13

Schedule RC-L--Off-Balance Sheet Items..................        RC-14, 15, 16

Schedule RC-M--Memoranda................................        RC-17, 18

Schedule RC-N--Past Due and Nonaccrual Loans,
  Leases, and Other Assets..............................        RC-19, 20

Schedule RC-O--Other Data for Deposit Insurance
  Assessments...........................................        RC-21, 22

Schedule RC-R--Regulatory Capital.......................        RC-23, 24

Optional Narrative Statement Concerning the
  Amounts Reported in the Reports of Condition
  and Income............................................        RC-25

Special Report (TO BE COMPLETED BY ALL BANKS)

Schedule RC-J--Repricing Opportunities (sent only to and to be completed by savings banks)



DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is
32.2 hours per respondent and is estimated to vary from 15 to 230 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:



Secretary
Board of Governors of the Federal Reserve System
Washington, D.C.  20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C.  20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C.  20429


For Information or assistance, National and State nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RI-1
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1996-DECEMBER 31, 1996

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

SCHEDULE RI--INCOME STATEMENT


I480  <-

-------------------
                                                               Dollar Amounts in Thousands  RIAD   Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
1. Interest income:                                                                         //////////////////
   a. Interest and fee income on loans:                                                     //////////////////
      (1) In domestic offices:                                                              //////////////////
          (a) Loans secured by real estate.................................................  4011    1,092,992    1.a.(1)(a)
          (b) Loans to depository institutions.............................................  4019        1,482    1.a.(1)(b)
          (c) Loans to finance agricultural production and other loans to farmers..........  4024          501    1.a.(1)(c)
          (d) Commercial and industrial loans..............................................  4012    1,132,500    1.a.(1)(d)
          (e) Acceptances of other banks...................................................  4026          264    1.a.(1)(e)
          (f) Loans to individuals for household, family, and other personal expeditures:   //////////////////
              (1) Credit cards and related plans............................................ 4054       16,485    1.a.(1)(f)(1)
              (2) Other....................................................................  4055      189,926    1.a.(1)(f)(2)
          (g) Loans to foreign governments and official institutions.......................  4056            0    1.a.(1)(g)
          (h) Obligations (other than securities and leases) of states and political        //////////////////
              subdivisions in the U.S.:                                                     //////////////////
              (1) Taxable obligations......................................................  4503            0    1.a.(1)(h)(1)
              (2) Tax-exempt obligations...................................................  4504       10,381    1.a.(1)(h)(2)
          (i) All other loans in domestic offices..........................................  4058      147,087    1.a.(1)(i)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs....................  4059        4,161    1.a.(2)
   b. Income from lease financing receivables:                                              //////////////////
      (1) Taxable leases...................................................................  4505      152,848    1.b.(1)
      (2) Tax-exempt leases................................................................  4307        1,511    1.b.(2)
   c. Interest income on balances due from depository instituions: (1)                      //////////////////
      (1) In domestic offices..............................................................  4105        1,644    1.c.(1)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs....................  4106          142    1.c.(2)
   d. Interest and dividend income on securities:                                           //////////////////
      (1) U.S. Treasury securities and U.S. Government agency and corporation obligations..  4027      422,212    1.d.(1)
      (2) Securities issued by states and political subdivisions in the U.S.:               //////////////////
          (a) Taxable securities...........................................................  4506            0    1.d.(2)(a)
          (b) Tax-Exempt securities........................................................  4507        6,495    1.d.(2)(b)
      (3) Other domestic debt securities...................................................  3657       12,976    1.d.(3)
      (4) Foreign debt securities..........................................................  3658        6,621    1.d.(4)
      (5) Equity securities (including investments in mutual funds)........................  3659       17,504    1.d.(5)
   e. Interest income from trading assets..................................................  4069          479    1.e.

------------------

----------
(1) Includes interest income on time certificates of deposit not held for trading.

Legal Title of Bank:  FLEET NATIONAL BANK                                     Call Date:  12/31/96  ST-BK:
25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
       PAGE RI-2
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]
SCHEDULE RI--CONTINUED

                               Dollar Amounts in Thousands                          Year-to-date
                                                                              RIAD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------

 1. Interest income (continued)
    f. Interest income on federal funds sold and securities purchased under   //////////////////
       agreements to resell in domestic offices of the bank and of its Edge   //////////////////
       and Agreement subsidiaries, and in IBFs .............................  4020        25,839    1.f.

    g. Total interest income (sum of items 1.a through 1.f) ................  4107     3,244,050    1.g.
 2. Interest expense:                                                         //////////////////
    a. Interest on deposits:                                                  //////////////////
       (1) Interest on deposits in domestic offices:                          //////////////////
           (a) Transaction accounts (NOW accounts, ATS accounts, and          //////////////////
               telephone and preauthorized transfer accounts) ..............  4508        13,070   2.a.(1)(a)
           (b) Nontransaction accounts:                                       //////////////////
               (1) Money market deposit accounts (MMDAs) ...................  4509       257,330   2.a.(1)(b)(1)
               (2) Other savings deposits ..................................  4511        48,169   2.a.(1)(b)(2)
               (3) Time certificates of deposit of $100,000 or more ........  4174       170,575   2.a.(1)(b)(3)
               (4) All other time deposits .................................  4512       403,831   2.a.(1)(b)(4)
       (2) Interest on deposits in foreign offices, Edge and Agreement        //////////////////
           subsidiaries, and IBFs ..........................................  4172       100,766    2.a.(2)
    b. Expense of federal funds purchased and securities sold under           //////////////////
       agreements to repurchase in domestic offices of the bank and of its    //////////////////
       Edge and Agreement subsidiaries, and in IBFs ........................  4180       282,599    2.b.
    c. Interest on demand notes issued to the U.S. Treasury, trading          //////////////////
       liabilities, and other borrowed money ...............................  4185       161,582    2.c.
    d. Interest on mortgage indebtedness and obligations under capitalized    //////////////////
       leases ..............................................................  4072           859    2.d.
    e. Interest on subordinated notes and debentures .......................  4200        69,434    2.e.
    f. Total interest expense (sum of items 2.a through 2.e) ...............  4073     1,508,215    2.f.
 3. Net interest income (item 1.g minus 2.f) ..............................   //////////////////   RIAD 4074 1,735,835   3.
 4. Provisions:                                                               //////////////////
    a. Provision for loan and lease losses .................................  //////////////////   RIAD 4230    (6,834)  4.a.
    b. Provision for allocated transfer risk ...............................  //////////////////   RIAD 4243         0   4.b.
 5. Noninterest income:                                                       //////////////////
    a. Income from fiduciary activities ....................................  4070       295,272    5.a.
    b. Service charges on deposit accounts in domestic offices .............  4080       222,313    5.b.
    c. TRADING REVENUE (MUST EQUAL SCHEDULE RI, SUM OF MEMORANDUM             //////////////////
       ITEMS 8.a THROUGH 8.d) ..............................................  A220        25,253    5.c.
    d. Other foreign transaction gains (losses) ............................  4076           346    5.d.
    e. Not applicable                                                         //////////////////
    f. Other noninterest income:                                              //////////////////
       (1) Other fee income ................................................  5407       797,631    5.f.(1)
       (2) All other noninterest income* ...................................  5408       350,869    5.f.(2)
    g. Total noninterest income (sum of items 5.a through 5.f) .............  //////////////////   RIAD 4079 1,691,684   5.g.
 6. a. Realized gains (losses) on held-to-maturity securities ..............  //////////////////   RIAD 3521        52   6.a.
    b. Realized gains (losses) on available-for-sale securities ............  //////////////////   RIAD 3196    12,071   6.b.
 7. Noninterest expense:                                                      //////////////////
    a. Salaries and employee benefits ......................................  4135       645,873    7.a.
    b. Expenses of premises and fixed assets (net of rental income)           //////////////////
       (excluding salaries and employee benefits and mortgage interest .....  4217       211,199    7.b.
    c. Other noninterest expense* ..........................................  4092     1,243,839    7.c.
    d. Total noninterest expense (sum of items 7.a through 7.c) ............  //////////////////   RIAD 4093 2,100,911   7.d.
 8. Income (loss) before income taxes and extraordinary items and other       //////////////////
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d) //////////////////   RIAD 4301 1,345,565   8.
 9. Applicable income taxes (on item 8) ....................................  //////////////////   RIAD 4302   548,252   9.
10. Income (loss) before extraordinary items and other adjustments (item 8    //////////////////
    minus 9) ...............................................................  //////////////////   RIAD 4300   797,313  10.

------------
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:   FLEET NATIONAL BANK                                    Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               ONE MONARCH PLACE
      Page RI-3
City, State  Zip:      SPRINGFIELD, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]

SCHEDULE RI--CONTINUED


                                                                              Year-to-date
                                                                              ------------
                                         Dollar Amounts in Thousands    RIAD  Bil Mil Thou
---------------------------------------------------------------------------------------------
11.  Extraordinary items and other adjustments:                         //////////////////
     a.  Extraordinary items and other adjustments,                     //////////////////
         gross of income taxes*.....................................    4310             0   11.a.
     b.  Applicable income taxes (on item 11.a)*....................    4315             0   11.b.
     c.  Extraordinary items and other adjustments,                     //////////////////
         net of income taxes (item 11.a minus 11.b).................    //////////////////   RIAD 4320             0   11.c.
12.  Net income (loss) (sum of items 10 and 11.c)...................    //////////////////   RIAD 4340       797,313   12.

----------------------------------------------------


   I481   <-

------------
Memoranda
Year-to-date

------------
                                                                      Dollar Amounts in Thousands  RIAD  Bil
Mil Thou
---------------------------------------------------------------------------------------------------------------------
1.  Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after    //////////////////
    August 7, 1986, that is not deductible for federal income tax purposes.......................  4513        2,891   M.1.
2.  Income from the sale and servicing of mutual funds and annuities in domestic offices          //////////////////
    (included in Schedule RI, item 8)............................................................  8431       46,475   M.2.
3.-4. Not applicable                                                                              //////////////////
5.  Number of full-time equivalent employees on payroll at end of current period (round to
    Number nearest whole number).................................................................  4150       12,425   M.5.
6.  Not applicable                                                                                //////////////////
7.  If the reporting bank has restated its balance sheet as a result of applying push down         ////     MM DD YY
    accounting this calendar year, report the date of the bank's acquisition.....................  9106     00/00/00   M.7.
8.  Trading revenue (from cash instruments and off-balance sheet derivative instruments)          //////////////////
    (SUM OF MEMORANDUM ITEMS 8.a THROUGH 8.d MUST EQUAL SCHEDULE RI, ITEM 5.c):                    ////  Bil Mil Thou
    a.  Interest rate exposures..................................................................  8757        5,738   M.8.a.
    b.  Foreign exchange exposures...............................................................  8758       19,515   M.8.b.
    c.  Equity security and index exposures......................................................  8759            0   M.8.c.
    d.  Commodity and other exposures............................................................  8760            0   M.8.d.
9.  Impact on income of off-balance sheet derivatives held for purposes other than trading:       //////////////////
    a.  Net increase (decrease) to interest income...............................................  8761        2,698   M.9.a.
    b.  Net (increase) decrease to interest expense..............................................  8762       (4,902)  M.9.b.
    c.  Other (noninterest) allocations..........................................................  8763           12   M.9.c.
10. CREDIT LOSSES ON OFF-BALANCE SHEET DERIVATIVES (SEE INSTRUCTIONS)............................  A251            0   M.10.

-----------------

*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:   FLEET NATIONAL BANK                                    Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               ONE MONARCH PLACE
      Page RI-4
City, State  Zip:      SPRINGFIELD, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]
SCHEDULE RI-A--CHANGES IN EQUITY CAPITAL


Indicate decreases and losses in parentheses.

     I483    <-

-----------
                                                                      Dollar Amounts in Thousands    RIAD
Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------
 1.  Total equity capital originally reported in the December 31, 1995, Reports of Condition         //////////////////
     and Income...............................................................................        3215    1,342,473    1.
 2.  Equity capital adjustments from amended Reports of Income, net*..........................        3216            0    2.
 3.  Amended balance end of previous calendar year (sum of items 1 and 2).....................        3217    1,342,473    3.
 4.  Net income (loss) (must equal Schedule RI, item 12)......................................        4340      797,313    4.
 5.  Sale, conversion, acquisition, or retirement of capital stock, net.......................        4346            0    5.
 6.  Changes incident to business combinations, net...........................................        4356    4,161,079    6.
 7.  LESS: Cash dividends declared on preferred stock.........................................        4470       11,688    7.
 8.  LESS: Cash dividends declared on common stock............................................        4460      761,473    8.
 9.  Cumulative effect of changes in accounting principles from prior years* (see instructions       //////////////////
     for this schedule).......................................................................        4411            0    9.
10.  Corrections of material accounting errors from prior years* (see instructions for this
     schedule)................................................................................        4412            0   10.
11.  Change in net unrealized holding gains (losses) on available-for-sale securities.........        8433       (4,870)  11.
12.  Foreign currency translation adjustments.................................................        4414            0   12.
13.  Other transactions with parent holding company* (not included in items 5,7, or 8 above)..        4415   (1,003,722)  13.
14.  Total equity capital end of current period (sum of items 3 through 13) (must equal              //////////////////
     Schedule RC, item 28)....................................................................        3210    4,519,112   14.

-------------------

---------------
*Describe on Schedule RI-E--Explanations.

SCHEDULE RI-B--CHARGE-OFFS AND RECOVERIES AND CHANGES
               IN ALLOWANCE FOR LOAN AND LEASE LOSSES

PART I.  CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

PART I EXCLUDES CHARGE-OFFS AND RECOVERIES THROUGH
THE ALLOCATED TRANSFER RISK RESERVE.

 I486     <-

--------
                                                                            (Column A)
(Column B)
                                                                            Charge-offs
Recoveries

----------------------------------------
                                                                                Calendar year-to-date

----------------------------------------
                                             Dollar Amounts in Thousands    RIAD  Bil Mil Thou   RIAD  Bil
Mil Thou
--------------------------------------------------------------------------------------------------------------------
1.  Loans secured by real estate:                                           //////////////////  //////////////////
    a.  To U.S. addressees (domicile)...................................    4651        65,946   4661       16,055     1.a.
    b.  To non-U.S. addressees (domicile)...............................    4652             0   4662            0     1.b.
2.  Loans to depository institutions and acceptances of other banks:        //////////////////  //////////////////
    a.  To U.S. banks and other U.S. depository institutions............    4653             0   4663            0     2.a.
    b.  To foreign banks................................................    4654             0   4664            0     2.b.
3.  Loans to finance agricultural production and other loans to farmers.    4655            69   4665          105     3.
4.  Commercial and industrial loans:                                        //////////////////  //////////////////
    a.  To U.S. addressees (domicile)...................................    4645        73,869   4617       43,048     4.a.
    b.  To non-U.S. addressees (domicile)...............................    4646             0   4618          102     4.b.
5.  Loans to individuals for household, family, and other personal          //////////////////  //////////////////
    expenditures:                                                           //////////////////  //////////////////
    a.  Credit cards and related plans..................................    4656         2,356   4666        1,468     5.a.
    b.  Other (includes single payment, installment, and all student
    loans)..............................................................    4657        29,089   4667        5,303     5.b.
6.  Loans to foreign governments and official institutions..............    4643             0   4627            0     6.
7.  All other loans.....................................................    4644         5,253   4628          965     7.
8.  Lease financing receivables:                                            //////////////////  //////////////////
    a.  Of U.S. addressees (domicile)...................................    4658        12,926   4668        4,622     8.a.
    b.  Of non-U.S. addressees (domicile)...............................    4659             0   4669            0     8.b.
9.  Total (sum of items 1 through 8)....................................    4635       189,508   4605       71,668     9.


Legal Title of Bank:   FLEET NATIONAL BANK                                       Call Date:  12/31/96 ST-BK:
25-0590 FFIEC 031
Address:               ONE MONARCH PLACE
       Page RI-5
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.:  [0][2][4][9][9]
SCHEDULE RI-B--CONTINUED

PART I. CONTINUED

                                                                                 (Column A)          (Column
B)
                                                                                 Charge-offs
Recoveries

-------------------------------------
                                                                                  Calendar-year-to-date

-------------------------------------
Memoranda
                                          Dollar Amounts in Thousands        RIAD BIL MIL THOU    RIAD BIL
MIL THOU
-------------------------------------------------------------------------------------------------------------------
1-3. Not applicable                                                          ////////////////// //////////////////
4. Loans to finance commercial real estate, construction, and land           ////////////////// //////////////////
   development activities (NOT SECURED BY REAL ESTATE) included in           ////////////////// //////////////////
   Schedule RI-B, part I, items 4 and 7, above..........................     5409           714  5410        1,374  M.4.
5. Loans secured by real estate in domestic offices (included in             ////////////////// //////////////////
   Schedule RI-B, part I, item 1, above):                                    ////////////////// //////////////////
   a. Construction and land development.................................     3582           266  3583          337  M.5.a.
   b. Secured by farmland...............................................     3584           145  3585          304  M.5.b.
   c. Secured by 1-4 family residential properties:                          ////////////////// //////////////////
      (1) Revolving, open-end loans secured by 1-4 family residential        ////////////////// //////////////////
          properties and extended under lines of credit.................     5411         4,428  5412          619  M.5.c.(1)
      (2) All other loans secured by 1-4 family residential properties..     5413        31,124  5414        3,602  M.5.c.(2)
   d. Secured by multifamily (5 or more) residential properties..........    3588         5,579  3589          590  M.5.d.
   e. Secured by nonfarm nonresidential properties......................     3590        24,404  3591       10,603  M.5.e.

--------------------------------------

PART II. CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

                                                                    Dollar Amounts in Thousands   RIAD BIL
MIL THOU
-------------------------------------------------------------------------------------------------------------------
1. Balance originally reported in the December 31, 1995, Reports of Condition and Income.......  3124      266,943  1.
2. Recoveries (must equal part I, item 9, column B above)......................................  4605       71,668  2.
3. LESS: Charge-offs (must equal part I, item 9, column A above)................................ 4635      189,508  3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a)......................  4230       (6,834) 4.
5. Adjustments* (see instructions for this schedule)...........................................  4815      634,542  5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,            //////////////////
   item 4.b)...................................................................................  3123      776,811  6.

------------------
------------
*Describe on Schedule RI-E--Explanations.


SCHEDULE RI-C--APPLICABLE INCOME TAXES BY TAXING AUTHORITY

SCHEDULE RI-C IS TO BE REPORTED WITH THE DECEMBER REPORT OF INCOME.


I489

-----------------
                                                                  Dollar Amounts in Thousands     RIAD BIL
MIL THOU
-------------------------------------------------------------------------------------------------------------------
1. Federal...................................................................................    4780      461,184  1.
2. State and local...........................................................................    4790       87,068  2.
3. Foreign...................................................................................    4795            0  3.
4. Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9 and 11.b)........    4770      548,252  4.
5. Deferred portion of item 4............................................  RIAD 4772  274,648   //////////////////  5.

------------------

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RI-6
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RI-D--INCOME FROM INTERNATIONAL OPERATIONS

FOR ALL BANKS WITH FOREIGN OFFICES, EDGE OR AGREEMENT SUBSIDIARIES, OR IBFs WHERE INTERNATIONAL OPERATIONS
ACCOUNT FOR MORE THAN
10 PERCENT OF TOTAL REVENUES, TOTAL ASSETS, OR NET INCOME.

PART I. ESTIMATED INCOME FROM INTERNATIONAL OPERATIONS

I492

-------------------

Year-to-date

-------------------
                                                               Dollar Amounts in Thousands  RIAD   Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
1. Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries,  //////////////////
   and IBFs
//////////////////
   a. Interest income booked...............................................................  4837          N/A   1.a.
   b. Interest expense booked..............................................................  4038          N/A   1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries, and   //////////////////
      IBFs (item 1.a minus 1.b)............................................................  4839          N/A   1.c.
2. Adjustments for booking location of international operations:                            //////////////////
   a. Net interest income attributable to international operations booked at domestic       //////////////////
      offices..............................................................................  4840          N/A   2.a.
   b. Net interest income attributable to domestic business booked at foreign offices......  4841          N/A   2.b.
   c. Net booking location adjustment (item 2.a minus 2.b).................................  4842          N/A   2.c.
3. Noninterest income and expense attributable to international operations:                 //////////////////
   a. Noninterest income attributable to international operations..........................  4097          N/A   3.a.
   b. Provision for loan and lease losses attributable to international operations.........  4235          N/A   3.b.
   c. Other noninterest expense attributable to international operations...................  4239          N/A   3.c.
   d. Net noninterest income (expense) attributable to international operations (item  3.a  //////////////////
      minus 3.b and 3.c)..................................................................   4843          N/A   3.d.
4. Estimated pretax income attributable to international operations before capital          //////////////////
   allocation adjustment (sum of items 1.c, 2.c, and 3.d).................................   4844          N/A   4.
5. Adjustment to pretax income for internal allocations to international operations to      //////////////////
   reflect the effects of equity capital on overall bank funding costs....................   4845          N/A   5.
6. Estimated pretax income attributable to international operations after                   //////////////////
   capital allocation adjustment (sum of items 4 and 5)...................................   4846          N/A   6.
7. Income taxes attributable to income from international operations as estimated in        //////////////////
   item 6.................................................................................   4797          N/A   7.
8. Estimated net income attributable to international operations (item 6 minus 7).........   4341          N/A   8.



memoranda                                                      Dollar Amounts in Thousands  RIAD   Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
1. Intracompany interest income included in item 1.a above................................   4847          N/A    M.1.
2. Intracompany interest expense included in item 1.b above...............................   4848          N/A    M.2.

PART II. SUPPLEMENTARY DETAILS ON INCOME FROM INTERNATIONAL OPERATIONS REQUIRED BY THE DEPARTMENTS OF COMMERCE AND TREASURY FOR PURPOSES OF THE U.S. INTERNATIONAL ACCOUNTS AND THE U.S. NATIONAL INCOME AND PRODUCT ACCOUNTS


Year-to-date

-------------------
                                                               Dollar Amounts in Thousands  RIAD   Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
1. Interest income booked at IBFs.........................................................   4849          N/A    1.
2. Interest expense booked at IBFs........................................................   4850          N/A    2.
3. Noninterest income attributable to international operations booked at domestic           //////////////////
   offices (excluding IBFs):                                                                //////////////////
   a. Gains (losses) and extraordinary items..............................................   5491          N/A    3.a.
   b. Fees and other noninterest income...................................................   5492          N/A    3.b.
4. Provision for loan and lease losses attributable to international operations booked at   //////////////////
   domestic offices (excluding IBFs)......................................................   4852          N/A    4.
5. Other noninterest expense attributable to international operations booked at domestic    //////////////////
   offices (excluding IBFs)...............................................................   4853          N/A    5.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RI-7
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RI-E--EXPLANATIONS

SCHEDULE RI-E IS TO BE COMPLETED EACH QUARTER ON A CALENDER YEAR-TO-DATE BASIS.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule
RI, and all
significant items of other noninterest income and other noninterest expense in Schedule RI.  (See instructions for details.)



I495    <-

-------------------

Year-to-date

-------------------
                                                               Dollar  Amounts in Thousands  RIAD  Bil Mil
Thou
----------------------------------------------------------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI, item 5.f.(2))                           //////////////////
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                            //////////////////
   a. Net gains on other real estate owned................................................  5415            0   1.a.
   b. Net gains on sales of loans.........................................................  5416            0   1.b.
   c. Net gains on sales of premises and fixed assets.....................................  5417            0   1.c.
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI,    //////////////////
   item 5.f.(2):                                                                           //////////////////
   d. TEXT 4461  INCOME ON MORTGAGES HELD FOR RESALE                                        4461      147,813   1.d.
   e. TEXT 4462  GAIN FROM BRANCH DIVESTITURES                                              4462       77,976   1.e.
   f. TEXT 4463                                                                             4463                1.f.
2. Other noninterest expense (from Schedule RI, item 7.c):                                 //////////////////
   a. Amortization expense of intangible assets...........................................  4531
278,276   2.a.
   Report amounts that exceed 10% of Schedule RI, item 7.c:                                //////////////////
   b. Net losses on other real estate owned...............................................  5418            0   2.b.
   c. Net losses on sales of loans........................................................  5419            0   2.c.
   d. Net losses on sales of premises and fixed assets....................................  5420            0   2.d.
   Itemize and describe the three largest other amounts that exceed 10% of Schedule RI,    //////////////////
   item 7.c:                                                                               //////////////////
   e. TEXT 4464  INTERCOMPANY CORPORATE SUPPORT FUNCTION CHARGES                            4464      296,172   2.e.
   f. TEXT 4467  INTERCOMPANY DATA PROCESSING & PROGRAMMING CHARGES                         4467      315,897   2.f.
   g. TEXT 4468                                                                             4468                2.g.
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable  //////////////////
   income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary //////////////////
   items and other adjustments):                                                           //////////////////
   a. (1) TEXT 4469                                                                         4469                3.a.(1)
      (2) Applicable income tax effect                                  RIAD 4486          //////////////////   3.a.(2)
   b. (1) TEXT 4487                                                                         4487                3.b.(1)
      (2) Applicable income tax effect                                  RIAD 4488          //////////////////   3.b.(2)
   c. (1) TEXT 4489                                                                         4489                3.c.(1)
      (2) Applicable income tax effect                                  RIAD 4491          //////////////////   3.c.(2)
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)  //////////////////
   (itemize and describe all adjustments):                                                 //////////////////
   a. TEXT 4492                                                                             4492                4.a.
   b. TEXT 4493                                                                             4493                4.b.
5. Cumulative effect of changes in accounting principles from prior years (from Schedule   //////////////////
   RI-A, item 9) (itemize and describe all changes in accounting principles):              //////////////////
   a. TEXT 4494                                                                             4494                5.a.
   b. TEXT 4495                                                                             4495                5.b.
6. Corrections of material accounting errors from prior years (from Schedule RI-A, item 10)//////////////////
   (itemize and describe all corrections):                                                 //////////////////
   a. TEXT 4496                                                                             4496                6.a.
   b. TEXT 4497                                                                             4497                6.b.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RI-8
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RI-E--CONTINUED


-------------------

Year-to-date

-------------------
                                                               Dollar Amounts in Thousands    RIAD  Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
7. Other transactions with parent holding company (from Schedule RI-A, item 13)              //////////////////
   (itemize and describe all such transactions):                                             //////////////////
   a. TEXT 4498  FLEET NATIONAL BANK SURPLUS DISTRIBUTION TO FFG ..........................   4498   (1,003,722)  7.a.
   b. TEXT 4499 ...........................................................................   4499                7.b.
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5)  //////////////////
   (itemize and describe all adjustments):                                                   //////////////////
   a. TEXT 4521  12/31/95 ENDING BALANCE OF POOLED ENTITIES ...............................   4521      636,497   8.a.
   b. TEXT 4522  DIVESTED ALLOWANCE RELATED TO SOLD LOANS .................................   4522       (1,955)  8.b.
9. Other explanations (the space below is provided for the bank to briefly describe, at its
   option, any other significant items affecting the Report of Income):                         I498   |
I499    <-
   No comment [X] (RIAD 4769)
-------------------
   Other explanations (please type or print clearly):
   (TEXT 4769)

Legal Title of Bank:   FLEET NATIONAL BANK                                             Call Date: 12/31/96
ST-BK: 25-0590 FFIEC 031
Address:               ONE MONARCH PLACE
            PAGE RC-1
City, State  Zip:      SPRINGFIELD, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET
                                                                                                 C400

------------------

                                                            Dollar Amounts in Thousands      RCFD  Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                      //////////////////
1.  Cash and balances due from depository institutions (from Schedule RC-A):                //////////////////
    a. Noninterest-bearing balances and currency and coin (1) ...........................    0081    3,923,408     1.a.
    b. Interest-bearing balances(2) .....................................................    0071       68,691     1.b.
2.  Securities:                                                                             //////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) .......................    1754      261,390     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) .....................    1773    4,958,338     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic      //////////////////
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:            //////////////////
    a. Federal funds sold  ..............................................................    0276       25,709     3.a.
    b. Securities purchased under agreements to resell ..................................    0277            0     3.b.
4.  Loans and lease financing receivables:                                                  //////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 31,260,436   //////////////////     4.a.
    b. LESS: Allowance for loan and lease losses ................... RCFD 3123    776,811   //////////////////     4.b.
    c. LESS: Allocated transfer risk reserve ....................... RCFD 3128          0   //////////////////     4.c.
    d. Loans and leases, net of unearned income,                                            //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................    2125   30,483,625     4.d.
5.  Trading assets (from Schedule RC-D) .................................................    3545       73,333     5.
6.  Premises and fixed assets (including capitalized leases) ............................    2145      536,686     6.
7.  Other real estate owned (from Schedule RC-M) ........................................    2145       18,911     7.
8.  Investments in unconsolidated subsidiaries and associated companies                     //////////////////
    (from Schedule RC-M) ................................................................    2130            0     8.
9.  Customers' liability to this bank on acceptances outstanding.........................    2155        6,380     9.
10. Intangible assets (from Schedule RC-M) ..............................................    2143    2,316,633    10.
11. Other assets (from Schedule RC-F) ...................................................    2160    3,907,689    11.
12. Total assets (sum of items 1 through 11) ............................................    2170   46,580,793    12.

------------------

------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  FLEET NATIONAL BANK                                      Call Date:  12/31/96  ST-BK:
25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
        PAGE RC-2
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]
SCHEDULE RC--CONTINUED

-----------------------
                                                         Dollar Amounts in Thousands         /////////  Bil
Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                 ///////////////////////
13. Deposits:                                                                               ///////////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,            ///////////////////////
       part I) ...........................................................................   RCON 2200   32,792,158   13.a.
       (1) Noninterest-bearing(1) ..............................  RCON 6631     10,359,674  ///////////////////////   13.a.(1)
       (2) Interest-bearing ....................................  RCON 6636     22,432,484  ///////////////////////   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                  ///////////////////////
       Schedule RC-E, part II ............................................................   RCFN 2200    2,414,427   13.b.
       (1) Noninterest-bearing .................................  RCFN 6631         51,133  ///////////////////////   13.b.(1)
       (2) Interest-bearing ....................................  RCFN 6636      2,363,294  ///////////////////////   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic  ///////////////////////
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:            ///////////////////////
    a. Federal funds purchased ...........................................................   RCFD 0278    2,999,129   14.a.
    b. Securities sold under agreements to repurchase ....................................   RCFD 0279      119,013   14.b.
15. a. Demand notes issued to the U.S. Treasury ..........................................   RCON 2840        2,393   15.a.
    b. Trading liabilities (from Schedule RC-D) ..........................................   RCFD 3548       60,855   15.b.
16. Other borrowed money:                                                                   ///////////////////////
    a. WITH A REMAINING MATURITY OF ONE YEAR OR LESS .....................................   RCFD 2332      304,551   16.a.
    b. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR ...................................   RCFD 2333      631,435   16.b.
17. Mortgage indebtedness and obligations under capitalized leases .......................   RCFD 2910       11,267   17.
18. Bank's liability on acceptances executed and outstanding .............................   RCFD 2920        6,380   18.
19. Subordinated notes and debentures ....................................................   RCFD 3200    1,213,219   19.
20. Other liabilities (from Schedule RC-G) ...............................................   RCFD 2930    1,506,854   20.
21. Total liabilities (sum of items 13 through 20) .......................................   RCFD 2948   42,061,681   21.

22. Limited-life preferred stock and related surplus .....................................   RCFD 3282            0   22.
EQUITY CAPITAL                                                                              ///////////////////////
23. Perpetual preferred stock and related surplus ........................................   RCFD 3838      125,000   23.
24. Common stock .........................................................................   RCFD 3230       19,487   24.
25. Surplus (exclude all surplus related to preferred stock) .............................   RCFD 3839    2,551,927   25.
26. a. Undivided profits and capital reserves ............................................   RCFD 3632    1,813,664   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ............   RCFD 8434        9,034   26.b.
27. Cumulative foreign currency translation adjustments ..................................   RCFD 3284            0   27.
28. Total equity capital (sum of items 23 through 27) ....................................   RCFD 3210    4,519,112   28.
29. Total liabilities, limited-life preferred stock, and equity capital                     ///////////////////////
    (sum of items 21, 22, and 28).........................................................   RCFD 3300   46,580,793   29.

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the
    Number
    most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1995 ..................................................
RCFD 6724  N/A  M.1.

---------------------

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 - Review of the bank's financial statements by external auditors

6 - Compilation of the bank's financial statements by external auditors

7 - Other audit procedures (excluding tax preparation work)

8 - No external audit work

------------
 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-3
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-A--CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.

--------

 C405    <-

--------------------------------------
                                                                                    (Column A)
(Column B)
                                                                                   Consolidated
Domestic
                                                                                      Bank
Offices

--------------------------------------
                                          Dollar Amounts in Thousands          RCFD BIL MIL THOU    RCFD BIL
MIL THOU
---------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and      ////////////////// //////////////////
   coin ...................................................................    0022     3,548,380 //////////////////  1.
   a. Cash items in process of collection and unposted debits..............    //////////////////  0020    2,693,954  1.a.
   b. Currency and coin ...................................................    //////////////////  0080      854,426  1.b.
2. Balances due from depository institutions in the U.S....................    //////////////////  0082       87,601  2.
   a. U.S. branches and agencies of foreign banks (including their IBFs)...    0083             0 //////////////////  2.a.
   b. Other commercial banks in the U.S. and other depository                  ////////////////// //////////////////
      institutions in the U.S. (including their IBFs)......................    0085        87,676 //////////////////  2.b.
3. Balances due from banks in foreign countries and foreign central banks..    //////////////////  0070       12,440  3.
   a. Foreign branches of other U.S. banks.................................    0073           208 //////////////////  3.a.
   b. Other banks in foreign countries and foreign central banks...........    0074        12,491 //////////////////  3.b.
4. Balances due from Federal Reserve Banks.................................    0090       343,344  0090      343,344  4.
5. Total (sum of items 1 through 4) (total of column A must equal              ////////////////// //////////////////
   Schedule RC, sum of items 1.a and 1.b)..................................    0010     3,992,099  0010    3,991,765  5.

--------------------------------------



-----------------
Memorandum                                                            Dollar Amounts in Thousands   RCON BIL
MIL THOU
---------------------------------------------------------------------------------------------------------------------
1. Non interest-bearing balances due from commercial banks in the U.S. (included in item 2,       //////////////////
   column B above) ............................................................................    0050       71,678  M.1.

------------------

SCHEDULE RC-B--SECURITIES

Exclude assets held for trading.

--------

 C410   <-

------------------------------------------------------------------------------
                                                  Held-to-maturity                       Available-for-sale

------------------------------------------------------------------------------
                                           (Column A)          (Column B)          (Column C)
(Column D)
                                         Amortized Cost      Amortized Cost      Amortized Cost
Amortized Cost

------------------------------------------------------------------------------
     Dollar Amounts in Thousands       RCFD BIL MIL  THOU  RCFD BIL MIL  THOU  RCFD BIL MIL  THOU  RCFD BIL MIL  THOU
---------------------------------------------------------------------------------------------------------------------
1. U.S. Treasury securities.........   0211           250  0213           250  1286       715,535  1287      718,580  1.
2. U.S. Government agency              //////////////////  //////////////////  ////////////////// //////////////////
   and corporation obligations         //////////////////  //////////////////  ////////////////// //////////////////
   (exclude mortgage-backed            //////////////////  //////////////////  ////////////////// //////////////////
   securities):                        //////////////////  //////////////////  ////////////////// //////////////////
   a. Issued by U.S. Govern-           //////////////////  //////////////////  ////////////////// //////////////////
      ment agencies(2)..............   1289             0  1290             0  1291             0  1293            0  2.a.
   b. Issued by U.S.                   //////////////////  //////////////////  ////////////////// //////////////////
      Government-sponsored             //////////////////  //////////////////  ////////////////// //////////////////
      agencies(3)...................   1294             0  1295             0  1297           500  1298          500  2.b.

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and
    Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home
    Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing
    Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RC-4
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-B--Continued

                                                    Held-to-maturity
Available-for-sale
                                        ---------------------------------------
---------------------------------------
                                            (Column A)           (Column B)           (Column C)
(Column D)

                                          Amortized Cost         Fair Value          Amortized Cost
Fair Value(1)
                                        ------------------   ------------------    ------------------
------------------
        Dollar Amounts in Thousands     RFCD  Bil Mil Thou   RFCD  Bil Mil Thou    RFCD  Bil Mil Thou   RFCD
Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------------
3. Securities issued by states          //////////////////   //////////////////    //////////////////  //////////////////
   and political subdivisions in the    //////////////////   //////////////////    //////////////////  //////////////////
   U.S.:                                //////////////////   //////////////////    //////////////////  //////////////////
   a. General obligations...........    1676       151,418   1677       151,394    1678             0   1679            0  3.a.
   b. Revenue obligations...........    1681        12,415   1686        12,419    1690             0   1691            0  3.b.
   c. Industrial development            //////////////////   //////////////////    //////////////////  //////////////////
      and similar obligations.......    1694             0   1695             0    1696             0   1697            0  3.c.
4. Mortage-backed                       //////////////////   //////////////////    //////////////////  //////////////////
   securities (MBS):                    //////////////////   //////////////////    //////////////////  //////////////////
   a. Pass-through securities           //////////////////   //////////////////    //////////////////  //////////////////
      (1) Guaranteed by                 //////////////////   //////////////////    //////////////////  //////////////////
          GNMA.....................     1698             0   1699             0    1701       792,519   1702      790,901  4.a.(1)
      (2) Issued by FNMA                //////////////////   //////////////////    //////////////////  //////////////////
          and FHLMC................     1703             0   1705             0    1706     3,163,278   1707    3,176,341  4.a.(2)
      (3) Other pass-through            //////////////////   //////////////////    //////////////////  //////////////////
          securities...............     1709             0   1710             0    1711             1   1713            1  4.a.(3)
   b. Other mortgage-backed             //////////////////   //////////////////    //////////////////  //////////////////
      securities (include CMOs,         //////////////////   //////////////////    //////////////////  //////////////////
      REMICs, and stripped              //////////////////   //////////////////    //////////////////  //////////////////
      MBS):                             //////////////////   //////////////////    //////////////////  //////////////////
      (1.) Issued or guaranteed         //////////////////   //////////////////    //////////////////  //////////////////
           by FNMA, FHLMC               //////////////////   //////////////////    //////////////////  //////////////////
           or GNMA.................     1714             0   1715             0    1716             0   1717            0  4.b.(1)
      (2.) Collateralized               //////////////////   //////////////////    //////////////////  //////////////////
           by MBS issued or             //////////////////   //////////////////    //////////////////  //////////////////
           guaranteed by FNMA,          //////////////////   //////////////////    //////////////////  //////////////////
           FHLMC, or GNMA..........     1718             0   1719             0    1731             0   1732            0  4.b.(2)
      (3.) All other mortgage-          //////////////////   //////////////////    //////////////////  //////////////////
           backed securities.......     1733             0   1734             0    1735           453   1736          453  4.b.(3)
5. Other debt securities:               //////////////////   //////////////////    //////////////////  //////////////////
   a. Other domestic debt               //////////////////   //////////////////    //////////////////  //////////////////
      securities...................     1737             0   1738             0    1739           629   1741          621  5.a.
   b. Foreign debt                      //////////////////   //////////////////    //////////////////  //////////////////
      securities...................     1742        97,307   1743        87,332    1744             0   1746            0  5.b.
6. Equity securities:                   //////////////////   //////////////////    //////////////////  //////////////////
   a. Investments in mutual             //////////////////   //////////////////    //////////////////  //////////////////
      funds........................     //////////////////   //////////////////    1747        52,843   1748       52,843  6.a.
   b. Other equity securities           //////////////////   //////////////////    //////////////////  //////////////////
      with readily determinable         //////////////////   //////////////////    //////////////////  //////////////////
      fair values..................     //////////////////   //////////////////    1749             0   1751            0  6.b.
   c. All other equity                  //////////////////   //////////////////    //////////////////  //////////////////
      securities(1)................     //////////////////   //////////////////    1752       218,098   1753      218,098  6.c.
7. Total (sum of items 1                //////////////////   //////////////////    //////////////////  //////////////////
   through 6) (total of                 //////////////////   //////////////////    //////////////////  //////////////////
   column A must equal                  //////////////////   //////////////////    //////////////////  //////////////////
   Schedule RC, item 2.a)               //////////////////   //////////////////    //////////////////  //////////////////
   (total of column D must              //////////////////   //////////////////    //////////////////  //////////////////
   equal Schedule RC,                   //////////////////   //////////////////    //////////////////  //////////////////
   item 2.b).......................     1754       261,390   1771       251,395    1772     4,943,856   1773    4,958,338  7.

----------------------------------------------------------------------------------

-----------

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-5
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-B--CONTINUED

 --------

   C412   <-

------------------
Memoranda                                                             Dollar Amounts in Thousands    RCFD
Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------
1. Pledged securities(2)..........................................................................   0416    2,436,831  M.1.
2. Maturity and repricing data for debt securities(2), (3), (4) (excluding those in                 //////////////////
   nonaccrual status):                                                                              //////////////////
   a. Fixed rate debt securities with a remaining maturity of:                                      //////////////////
      (1) Three months or less....................................................................   0343       44,985  M.2.a.(1)
      (2) Over three months through 12 months.....................................................   0344      105,214  M.2.a.(2)
      (3) Over one year through five years........................................................   0345    1,418,544  M.2.a.(3)
      (4) Over five years ........................................................................   0346    2,274,468  M.2.a.(4)
      (5) Total fixed rate debt securities (sum of Memorandum items 2.a(1) through 2.a.(4)........   0347    3,843,211  M.2.a.(5)
   b. Floating rate debt securities with a repricing frequency of:                                  //////////////////
      (1) Quarterly or more frequently............................................................   4544      302,855  M.2.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly.........................   4545      802,642  M.2.b.(2)
      (3) Every five years or more frequently, but less frequently than annually..................   4551           79  M.2.b.(3)
      (4) Less frequently than every five years...................................................   4552            0  M.2.b.(4)
      (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1) through 2.b.(4))...   4553    1,105,576  M.2.b.(5)
   c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total         //////////////////
      debt securities from Schedule RC-B, sum of items 1 through 5, columns A and D, minus          //////////////////
      nonaccrual debt securities included in Schedule RC-N, item 9, column C).....................   0393    4,948,787  M.2.c.
3. Not applicable                                                                                   //////////////////
4. Held-to-maturity debt securities restructured and in compliance with modified terms (included    //////////////////
   in Schedule RC-B, items 3 through 5, column A, above)..........................................   5365            0  M.4.
5. Not applicable                                                                                   //////////////////
6. Floating rate debt securities with a remaining maturity of one year or less(2), (4) (included in //////////////////
   Memorandum items 2.b.(1) through 2.b.(4) above).................................................  5519        4,000  M.6.
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or       //////////////////
   trading securities during the calendar year-to-date (report the amortized cost at date of sale   //////////////////
   or transfer)...................................................................................  //////////////////
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale           //////////////////
   accounts in Schedule RC-B, item 4.b):                                                            //////////////////
   a. Amortized cost..............................................................................   8780            0  M.8.a.
   b. Fair value..................................................................................   8781            0  M.8.b.
9. Structured notes (included in the held-to-maturity and available-for-sale account in             //////////////////
   Schedule RC-B, items 2, 3, and 5):                                                               //////////////////
   a. Amortized cost..............................................................................   8782            0  M.9.a.
   b. Fair value..................................................................................   8783            0  M.9.b.

----------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum items 2 and 6 are not applicable to savings banks that must complete supplemental Schedule
RC-J.

                                       15


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-6
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-C--LOANS AND LEASE FINANCING RECEIVABLES

PART I. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts
------------
reported in this schedule.  Report total loans and leases, net of unearned
C415     <-
income.  Exclude assets held for trading.
--------------------------------------
                                                                                     (Column A)
(Column B)
                                                                                    Consolidated
Domestic
                                                                                       Bank
Offices

--------------------------------------
                                           Dollar Amounts in Thousands          RCFD Bil Mil Thou    RFCD
Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
1.  Loans secured by real estate............................................    1410    11,606,306 //////////////////  1.
    a. Construction and land development....................................    //////////////////  1415      599,823  1.a.
    b. Secured by farmland (including farm residential and other                ////////////////// //////////////////
       improvements)........................................................    //////////////////  1420        1,990  1.b.
    c. Secured by 1-4 family residential properties:                            ////////////////// //////////////////
       (1) Revolving, open-end loans secured by 1-4 family residential          ////////////////// //////////////////
           properties and extended under lines of credit....................    //////////////////  1797    1,906,776  1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:        ////////////////// //////////////////
           (a) Secured by first liens.......................................    //////////////////  5367    4,239,378  1.c.(2)(a)
           (b) Secured by junior liens......................................    //////////////////  5368      616,562  1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties............    //////////////////  1460      473,710  1.d.
    e. Secured by nonfarm nonresidential properties.........................    //////////////////  1480    3,768,067  1.e.
2.  Loans to depository institutions:                                           ////////////////// //////////////////
    a. To commercial banks in the U.S. .....................................    //////////////////  1505       76,227  2.a.
       (1) To U.S. branches and agencies of foreign banks...................    1506             0 //////////////////  2.a.(1)
       (2) To other commercial banks in the U.S. ...........................    1507        76,227 //////////////////  2.a.(2)
    b. To other depository institutions in the U.S. ........................    1517        13,345  1517       13,345  2.b.
    c. To banks in foreign countries........................................    //////////////////  1510          928  2.c.
       (1) To foreign branches of other U.S. banks..........................    1513           160 //////////////////  2.c.(1)
       (2) To other banks in foreign countries..............................    1516           768 //////////////////  2.c.(2)
3.  Loans to finance agricultural production and other loans to farmers.....    1590         4,351  1590        4,351  3.
4.  Commercial and industrial loans:                                            ////////////////// //////////////////
    a. To U.S. addressees (domicile)........................................    1763    12,626,132  1763   12,574,435  4.a.
    b. To non-U.S. addressees (domicile)....................................    1764        78,513  1764       31,092  4.b.
5.  Acceptances of other banks:                                                 ////////////////// //////////////////
    a. Of U.S. banks........................................................    1756             0  1756            0  5.a.
    b. Of foreign banks.....................................................    1757             0  1757            0  5.b.
6.  Loans to individuals for household, family, and other personal              ////////////////// //////////////////
    expenditures (i.e., consumer loans) (includes purchased paper)..........    //////////////////  1975    2,101,041  6.
    a. Credit cards and related plans (includes check credit and other          ////////////////// //////////////////
       revolving credit plans)..............................................    2008        94,750 //////////////////  6.a.
    b. Other (includes single payment, installment, and all student loans)..    2011     2,006,291 //////////////////  6.b.
7.  Loans to foreign governments and official institutions (including           ////////////////// //////////////////
    foreign central banks)..................................................    2081             0  2081            0  7.
8.  Obligations (other than securities and leases) of states and political      ////////////////// //////////////////
    subdivisions in the U.S.  (includes nonrated industrial development         ////////////////// //////////////////
    obligations)............................................................    2107       149,176  2107      149,176  8.
9.  Other loans ............................................................    1563     2,018,484 //////////////////  9.
    a. Loans for purchasing or carrying securities (secured and unsecured)..    //////////////////  1545      179,603  9.a.
    b. All other loans (exclude consumer loans).............................    //////////////////  1564    1,838,881  9.b.
10. Lease financing receivables (net of unearned income)....................    //////////////////  2165    2,585,933  10.
    a. Of U.S. addressees (domicile) .......................................    2182     2,585,933 //////////////////  10.a.
    b. Of non-U.S. addressees (domicile)....................................    2183             0 //////////////////  10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above.........    2123             0  2123            0  11.
12. Total loans and leases, net of unearned income (sum of items 1              ////////////////// //////////////////
    through 10 minus item 11) (total of column A must equal                     ////////////////// //////////////////
    Schedule RC, item 4.a) .................................................    2122    31,260,436  2122   31,161,318  12.

--------------------------------------

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RC-7
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-C--CONTINUED

PART I. CONTINUED



                                                                                          (Column A)
(Column B)
                                                                                         Consolidated
 Domestic
                                                                                             Bank
 Offices
Memoranda                                                                             ------------------
------------------
                                                         Dollar Amounts in Thousands  RCFD  Bil Mil Thou
RCON  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------
1. Commercial paper included in Schedule RC-C, part I, above........................  1496             0 1496             0  M.1.
2. Loans and leases restructured and in compliance with modified terms                ////////////////// //////////////////
   (included in Schedule RC-C, part I, above and not reported as past due             ////////////////// //////////////////
   or nonaccrual in Schedule RC-N, Memorandum item 1):                                ////////////////// //////////////////
   a. Loans secured by real estate:                                                   ////////////////// //////////////////
      (1) To U.S. addressees (domicile).............................................  1687         1,681 M.2.a.(1)
      (2) To non-U.S. addressees (domicile).........................................  1689             0 M.2.a.(2)
   b. All other loans and lease financing receivable (exclude loans to                //////////////////
      individuals for household, family, and other personal expenditures)...........  8691             0 M.2.b.
   c. Commercial and industrial loans to and lease financing receivables              //////////////////
      of non-U.S. addressees (domicile) included in Memorandum item 2.b               //////////////////
      above.........................................................................  8692             0 M.2.c.
3. Maturity and repricing data for loans and leases(1) (excluding those in            //////////////////
   nonaccrual status):                                                                //////////////////
   a. Fixed rate loans with a remaining maturity of:                                  //////////////////
      (1) Three months or less......................................................  0348       690,294 M.3.a.(1)
      (2) Over three months through 12 months.......................................  0349       566,523 M.3.a.(2)
      (3) Over one year through five years..........................................  0356     2,658,468 M.3.a.(3)
      (4) Over five years...........................................................  0357     5,501,645 M.3.a.(4)
      (5) Total fixed rate loans and leases (sum of Memorandum                        //////////////////
          items 3.a.(1) through 3.a.(4))............................................  0358     9,416,930 M.3.a.(5)
   b. Floating rate loans with a repricing frequency of:                              //////////////////
      (1) Quarterly or more frequently..............................................  4554    17,235,629 M.3.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly...........  4555     3,186,865 M.3.b.(2)
      (3) Every five years or more frequently, but less frequently than               //////////////////
          annually..................................................................  4561       977,978 M.3.b.(3)
      (4) Less frequently than every five years.....................................  4564       129,282 M.3.b.(4)
      (5) Total floating rate loans (sum of Memorandum items 3.b.(1)                  //////////////////
          through 3.b.(4)...........................................................  4567    21,529,754 M.3.b.(5)
   c. Total loans and leases (sum of Memorandum items 3.a.(5) and                     //////////////////
      3.b.(5)) (must equal the sum of total loans and leases, net, from               //////////////////
      Schedule RC-C, part I, item 12, plus unearned income from                       //////////////////
      Schedule RC-C, part I, item 11, minus total nonaccrual loans and                //////////////////
      leases from Schedule RC-N, sum of items 1 through 8, column C)................  1479    30,946,684 M.3.c.
   d. FLOATING RATE LOANS WITH A REMAINING MATURITY OF ONE YEAR OR LESS               //////////////////
      (INCLUDED IN MEMORANDUM ITEMS 3.b.(1) THROUGH 3.b.(4) ABOVE)..................  A246             0 M.3.d.
4. Loans to finance commercial real estate, construction, and land                    //////////////////
   development activities (NOT SECURED BY REAL ESTATE) included in                    //////////////////
   Schedule RC-C, part I, items 4 and 9, column A, page RC-6(2).....................  2746       335,734 M.4.
5. Loans and leases held for sale (included in Schedule RC-C, part I,                 //////////////////
   above)...........................................................................  5369             0 M.5.
6. Adjustable rate closed-end loans secured by first liens on 1-4 family              //////////////////
   residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a),        //////////////////
RCON  Bil Mil Thou
   column B, page RC-6).............................................................  ////////////////// 5370     1,841,822  M.6.

(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in RC-C, part I, item 1, column A.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
            PAGE RC-8
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-D--TRADING ASSETS AND LIABILITIES

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional
amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).


---------

   C420 <-

----------------------
                                                                 Dollar Amounts in Thousands   ////////  Bil
Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
//////////////////////
 1. U.S. Treasury securities in domestic offices.............................................   RCON 3531           0    1.
 2. U.S. Government agency and corporation obligations in domestic offices (exclude mortgage-  //////////////////////
    backed securities).......................................................................   RCON 3532           0    2.
 3. Securities issued by states and political subdivisions in the U.S. in domestic offices...   RCON 3533           0    3.
 4. Mortgage-backed securities (MBS) in domestic offices:                                      //////////////////////
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA..................   RCON 3534           0    4.a.
    b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA           //////////////////////
       (include CMOs, REMICs, and stripped MBS)..............................................   RCON 3535           0    4.b.
    c. All other mortgage-backed securities..................................................   RCON 3536           0    4.c.
 5. Other debt securities in domestic offices................................................   RCON 3537           0    5.
 6. Certificates of deposit in domestic offices..............................................   RCON 3538           0    6.
 7. Commercial paper in domestic offices.....................................................   RCON 3539           0    7.
 8. Bankers acceptances in domestic offices..................................................   RCON 3540           0    8.
 9. Other trading assets in domestic offices.................................................   RCON 3541           0    9.
10. Trading assets in foreign offices........................................................   RCFN 3542           0   10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity  //////////////////////
    contracts:                                                                                 //////////////////////
    a. In domestic offices...................................................................   RCON 3543      64,043   11.a.
    b. In foreign offices....................................................................   RCFN 3544       9,290   11.b.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)........   RCFD 3545      73,333   12.

LIABILITIES                                                                                    ////////  Bil Mil Thou
----------------------
13. Liability for short positions............................................................   RFCD 3546           0   13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and        //////////////////////
    equity contracts.........................................................................   RFCD 3547      60,855   14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b)...   RCFD 3548      60,855   15.

Legal Title of Bank:   FLEET NATIONAL BANK                                     Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               One Monarch Place
       Page RC-9
City, State  Zip:      Springfield, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]



SCHEDULE RC-E--DEPOSIT LIABILITIES

PART I.  DEPOSITS IN DOMESTIC OFFICES

--------------

C425

--------------

Nontransaction
                                                                 Transactions Accounts
Accounts


---------------------------------------------------------------------------------------------------------------------------
                                                           (Column A)           (Column B)            (Column C)
                                                       Total transaction       Memo: Total              Total
                                                       accounts (including   demand deposits       nontransaction
                                                         total demand         (included in            accounts
                                                           deposits)            column A)         (including MMDAs)

---------------------------------------------------------------------------------------------------------------------------
                          Dollar Amounts in Thousands RCON  Bil Mil Thou     RCON  Bil Mil Thou     RCON
Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
Deposits of:                                          //////////////////     //////////////////    //////////////////
1.  Individuals, partnerships, and corporations.....  2201     8,925,633     2240     8,417,538     2346   21,118,482   1.
2.  U.S. Government.................................  2202       170,644     2280       170,617     2520        5,680   2.
3.  States and political subdivisions in the U.S....  2203       531,934     2290       508,362     2530      777,806   3.
4.  Commercial banks in the U.S.....................  2206       836,406     2310       836,406     2550          397   4.
5.  Other depository institutions in the U.S........  2207       223,383     2312       223,383     2349        2,868   5.
6.  Banks in foreign countries......................  2213        23,850     2320        23,850     2236            0   6.
7.  Foreign governments and official institutions     //////////////////     //////////////////    //////////////////
    (including foreign central banks)...............  2216             0     2300             0     2377            0   7.
8.  Certified and official checks...................  2330       175,075     2330       175,075    //////////////////   8.
9.  Total (sum of items 1 through 8) (sum of columns  //////////////////     //////////////////    //////////////////
    A and C must equal Schedule RC, item 13.a.......  2215    10,886,925     2210    10,355,231     2385   21,905,233   9.

----------------------------------------------------------------

Memoranda

                                                                   Dollar Amounts in Thousands      RCON Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
1.  Selected components of total deposits (i.e., sum of item 9, columns A and C):                  //////////////////
    a.  Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts....................     6835    2,607,397   M.1.a.
    b.  Total brokered deposits................................................................     2365    1,415,235   M.1.b.
    c.  Fully insured brokered deposits (included in Memorandum item 1.b above):                   //////////////////
        (1)  Issued in denominations of less than $100,,000....................................     2343        2,240   M.1.c.(1)
        (2)  Issued EITHER in denominations of $100,000 OR in denominations greater than           //////////////////
             $100,000 and participated out by the broker in shares of $100,000 or less.........     2344    1,412,995   M.1.c.(2)
    D.  MATURITY DATA FOR BROKERED DEPOSITS:                                                       //////////////////
        (1)  BROKERED DEPOSITS ISSUED IN DENOMINATIONS OF LESS THAN $100,000 WITH A REMAINING      //////////////////
             MATURITY OF ONE YEAR OR LESS (INCLUDED IN MEMORANDUM ITEM 1.C.(1) ABOVE)..........     A243           20   M.1.d.(1)
        (2)  BROKERED DEPOSITS ISSUED IN DENOMINATIONS OF $100,000 OR MORE WITH A REMAINING        //////////////////
             MATURITY OF ONE YEAR OR LESS (INCLUDED IN MEMORANDUM ITEM 1.B ABOVE)..............     A244      584,547   M.1.d.(2)
    e.  Preferred deposits (uninsured deposits of states and political subdivisions in the         //////////////////
        U.S. reported in item 3 above which are secured or collateralized as required under        //////////////////
        state law).............................................................................     5590      346,573   M.1.e.
2.  Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d           //////////////////
    must equal item 9, column C above):                                                            //////////////////
    a.  Savings deposits:                                                                          //////////////////
        (1)  Money market deposit accounts (MMDAs).............................................     6810   10,252,364   M.2.a.(1)
        (2)  Other savings deposits (excludes  MMDAs)..........................................     0352    2,397,861   M.2.a.(2)
    b.  Total time deposits of less than $100,000..............................................     6648    6,781,917   M.2.b.
    c.  Time certificates of deposit of $100,000 or more.......................................     6645    2,473,091   M.2.c.
    d.  Open-account time deposits of $100,000 or more.........................................     6646            0   M.2.d.
3.  All NOW accounts (included in column A above)..............................................     2398      531,694   M.3.
4.  Not applicable

Legal Title of Bank:  FLEET NATIONAL BANK                                      Call Date:  12/31/96  ST-BK
25-0590   FFIEC 031
Address:              ONE MONARCH PLACE
      PAGE RC-10
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]
SCHEDULE RC-E--CONTINUED

PART I. CONTINUED

Memoranda (continued)


------------------
                                                               Dollar Amounts in Thousands      RCON  Bil
Mil Thou
------------------------------------------------------------------------------------------------------------------
5. Maturity and repricing data for time deposits of less than $100,000 (sum of                 //////////////////
   Memorandum items 5.a.(1) through 5.b.(3) must equal Memorandum item 2.b above):(1)          //////////////////
   a. Fixed rate time deposits of less than $100,000 with a remaining maturity of:             //////////////////
      (1) Three months or less ..............................................................   A225    1,722,551    M.5.a.(1)
      (2) Over three months through 12 months ...............................................   A226    3,024,143    M.5.a.(2)
      (3) Over one year .....................................................................   A227    1,975,207    M.5.a.(3)
   b. Floating rate time deposits of less than $100,000 with a repricing frequency of:         //////////////////
      (1) Quarterly or more frequently ......................................................   A228       60,016    M.5.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly ...................   A229            0    M.5.b.(2)
      (3) Les frequently than annually ......................................................   A230            0    M.5.b.(3)
   c. Floating rate time deposits of less than $100,000 with a remaining maturity of           //////////////////
      one year or less (included in Memorandum items 5.b.(1) through 5.b.(3) above) .........   A231       39,531    M.5.c.
6. Maturity and repricing data for time deposits of $100,000 or more (i.e., time certificates  //////////////////
   of deposit of $100,000 or more and open-account time deposits of $100,000 or more)          //////////////////
   (sum of Memorandum items 6.a.(1) through 6.b.(4) must equal the sum of Memorandum           //////////////////
   items 2.c and 2.d above): (1)                                                               //////////////////
   a. Fixed rate time deposits of $100,000 or more with a remaining maturity of:               //////////////////
      (1) Three months or less ..............................................................   A232      720,549    M.6.a.(1)
      (2) Over three months through 12 months ...............................................   A233      695,947    M.6.a.(2)
      (3) Over one year through five years ..................................................   A234    1,014,722    M.6.a.(3)
      (4) Over five years ...................................................................   A235        8,868    M.6.a.(4)
   b. Floating rate time deposits of $100,000 or more with a repricing frequency of:           //////////////////
      (1) Quarterly or more frequently ......................................................   A236       33,005    M.6.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly ...................   A237            0    M.6.b.(2)
      (3) Every five years or more frequently, but less frequently than annually ............   A238            0    M.6.b.(3)
      (4) Less frequently than every five years .............................................   A239            0    M.6.b.(4)
   c. Floating rate time deposits of $100,000 or more with a remaining maturity of             //////////////////
      one year or less (included in Memorandum items 6.b.(1) through 6.b.(4) above)..........   A240        1,896    M.6.c.

------------------

------------

(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

Legal Title of Bank:   FLEET NATIONAL BANK                                    Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               ONE MONARCH PLACE
     Page RC-11
City, State  Zip:      SPRINGFIELD, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]


SCHEDULE RC-E--CONTINUED

PART II.  DEPOSITS IN FOREIGN OFFICES (INCLUDING EDGE AND
AGREEMENT SUBSIDIARIES AND IBFS)


------------------
                                                              Dollar Amounts in Thousands    RCFN  Bil Mil
Thou
---------------------------------------------------------------------------------------------------------------
Deposits of:
1.  Individuals, partnerships, and corporations..........................................    2621    2,410,097   1.
2.  U.S. banks (including IBFs and foreign branches of U.S. banks).......................    2623            0   2.
3.  Foreign banks (including U.S. branches and agencies of foreign banks, including
    their IBFs)..........................................................................    2625            0   3.
4.  Foreign governments and official institutions (including foreign central banks)......    2650            0   4.
5.  Certified and official checks........................................................    2330            0   5.
6.  All other deposits...................................................................    2668        4,330   6.
7.  Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b).................    2200    2,414,427   7.


------------------
Memorandum                                                               Dollar Amounts in Thousands   RCFN Bil Mil Thou
---------------------------------------------------------------------------------------------------------------
1.  TIME DEPOSITS WITH A REMAINING MATURITY OF ONE YEAR OR LESS (INCLUDED IN PART II,       //////////////////
    ITEM 7 ABOVE)........................................................................    A245    2,414,425    M.1.

SCHEDULE RC-F--OTHER ASSETS


---------

 C430

-----------------------
                                                              Dollar Amounts in Thousands    ////////// Bil
Mil Thou
--------------------------------------------------------------------------------------------------------------------
1.  Income earned, not collected on loans................................................    RCFD 2164      243,319   1.
2.  Net deferred tax assets (1)..........................................................    RCFD 2148            0   2.
3.  Excess residential mortgage servicing fees receivable................................    RCFD 5371      173,148   3.
4.  Other (itemize and describe amounts that exceed 25% of this item)....................    RCFD 2168    3,491,222   4.
    a.  TEXT 3549  MORTGAGE HELD FOR RESALE                          RCFD 3549  1,517,133   ///////////////////////   4.a.
        -------------------------------------------------------------
    b.  TEXT 3550                                                    RCFD 3550              ///////////////////////   4.b.
        -------------------------------------------------------------
    c.  TEXT 3551                                                    RCFD 3551              ///////////////////////   4.c.
        -------------------------------------------------------------
5.  Total (sum of items 1 through 4) (must equal Schedule RC, item 11)...................    RCFD 2160    3,907,689   5.

-----------------------


-------------------------
Memorandum                                              Dollar Amounts in Thousands   //////////// Bil Mil Thou
---------------------------------------------------------------------------------------------------------------
1.  Deferred tax assets disallowed for regulatory capital purposes..................  RFCD 5610     0     M.1.


SCHEDULE RC-G--OTHER LIABILITIES

-----------

 C435

------------------------
                                                                Dollar Amounts in thousands   ////////// Bil
Mil Thou
---------------------------------------------------------------------------------------------------------------------
1.  a.  Interest accrued and unpaid on deposits in domestic offices (2)....................  RCON 3645   50,636       1.a.
    b.  Other expenses accrued and unpaid (includes accrued income taxes payable).........   RCFD 3646  509,357       1.b.
2.  Net deferred tax liabilities(1).......................................................   RCFD 3049  434,426       2.
3.  Minority interest in consolidated subsidiaries........................................   RCFD 3000        0       3.
4.  Other (itemize and describe amounts that exceed 25% of this item).....................   RCFD 2938  512,435       4.
        ---------
    a.  TEXT 3552                                                    RCFD 3552              ///////////////////////   4.a.
        -------------------------------------------------------------
    b.  TEXT 3553                                                    RCFD 3553              ///////////////////////   4.b.
        -------------------------------------------------------------
    c.  TEXT 3554                                                    RCFD 3554              ///////////////////////   4.c.
        -------------------------------------------------------------
5.  Total (sum of items 1 through 4) (must equal Schedule RC, item 20)....................   RCFD 2930     1,506,854  5.

----------------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) For savings banks, include "dividends" accrued and unpaid on deposits.

Legal Title of Bank:   FLEET NATIONAL BANK                                    Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               ONE MONARCH PLACE
     Page RC-12
City, State  Zip:      SPRINGFIELD, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]
                       ---------------

SCHEDULE RC-H--SELECTED BALANCE SHEET ITEMS FOR DOMESTIC OFFICES
                                                                                                     C440

------------------
                                                                                              Domestic
Offices

------------------
                                                              Dollar Amounts in Thousands    RCON  Bil Mil
Thou
---------------------------------------------------------------------------------------------------------------
1.  Customers' liability to this bank on acceptances outstanding.........................    2155        6,380   1.
2.  Bank's liability on acceptances executed and outstanding.............................    2920        6,380   2.
3.  Federal funds sold and securities purchased under agreements to resell...............    1350       25,709   3.
4.  Federal funds purchased and securities sold under agreements to repurchase...........    2800    3,118,142   4.
5.  Other borrowed money.................................................................    3190      935,986   5.
    EITHER                                                                                  //////////////////
6.  Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs..........    2163          N/A   6.
    OR                                                                                      //////////////////
7.  Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs............    2941    2,311,663   7.
8.  Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries,   //////////////////
    and IBFs)............................................................................    2192   46,468,505   8.
9.  Total liabilities (excludes net due to foreign offices, Edge and Agreement              //////////////////
    subsidiaries, and IBFs)..............................................................    3129   39,637,730   9.

ITEMS 10-17 INCLUDE HELD-TO-MATURITY AND AVAILABLE-FOR-SALE SECURITIES IN DOMESTIC OFFICES.


------------------
                                                                                             RCON  Bil Mil Thou

------------------
10. U.S. Treasury securities.............................................................    1779      718,830  10.
11. U.S. Government agency and corporation obligations (exclude mortgage-backed             //////////////////
    securities)..........................................................................    1785          500  11.
12. Securities issued by states and political subdivisions in the U.S....................    1786      163,833  12.
13. Mortgage-backed securities (MBS):                                                       //////////////////
    a.  Pass-through securities:                                                            //////////////////
        (1)  Issued or guaranteed by FNMA, FHLMC, OR GNMA................................    1787    3,967,242  13.a.(1)
        (2)  Other pass-through securities...............................................    1869            1  13.a.(2)
    b.  Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):          //////////////////
        (1)  Issued or guaranteed by FNMA, FHLMC, or GNMA................................    1877            0  13.b.(1)
        (2)  All other mortgage-backed securities........................................    2253          453  13.b.(2)
14. Other domestic debt securities.......................................................    3159          621  14.
15. Foreign debt securities..............................................................    3160       97,307  15.
16. Equity securities:                                                                      //////////////////
    a.  Investments in mutual funds......................................................    3161       52,843  16.a.
    b.  Other equity securities with readily determinable fair values....................    3162            0  16.b.
    c.  All other equity securities......................................................    3169      218,098  16.c.
17. Total held-to-maturity and available-for-sale securities (sum of items 10 through 16)    3170    5,219,728  17.

Memorandum (to be completed only by banks with IBFs and other "foreign" offices)


------------------
                                                              Dollar Amounts in Thousands    RCON  Bil Mil
Thou
---------------------------------------------------------------------------------------------------------------
    EITHER                                                                                  //////////////////
1.  Net due from the IBF of the domestic offices of the reporting bank...................    3051            0   M.1.
    OR                                                                                      //////////////////
2.  Net due to the IBF of the domestic offices of the reporting bank.....................    3059          N/A   M.2.

Legal Title of Bank:   FLEET NATIONAL BANK                                    Call Date:  12/31/96 ST-BK:
25-0590  FFIEC 031
Address:               One Monarch Place
     Page RC-13
City, State  Zip:      Springfield, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]

SCHEDULE RC-I--SELECTED ASSETS AND LIABILITIES OF IBFs
                                                                                                     C445

------------------
                                                              Dollar Amounts in Thousands    RCFN  Bil Mil
Thou
---------------------------------------------------------------------------------------------------------------
1.  Total IBF assets of the consolidated bank (component of Schedule RC, item 12)........    2133            0    1.
2.  Total IBF loans and lease financing receivables (component of Schedule RC-C, part I,    //////////////////
    item 12, column A)...................................................................    2076            0    2.
3.  IBF commercial and industrial loans (component of Schedule RC-C, part I,                //////////////////
    item 4, column A)....................................................................    2077            0    3.
4.  Total IBF liabilities (component of Schedule RC, item 21)............................    2898            0    4.
5.  IBF deposit liabilities due to banks, including other IBFs (component of Schedule       //////////////////
    RC-E, part II, items 2 and 3)........................................................    2379            0    5.
6.  Other IBF deposit liabilities (component of Schedule RC-E, part II,                     //////////////////
    items 1,4,5, and 6...................................................................    2381            0    6.

SCHEDULE RC-K--QUARTERLY AVERAGES (1)
                                                                                                     C455

------------------
                                                         Dollar Amounts in Thousands    /////////  Bil Mil Thou
---------------------------------------------------------------------------------------------------------------
ASSETS                                                                                 ///////////////////////
1.  Interest-bearing balances due from depository institutions......................    RCFD 3381       28,972    1.
2.  U.S. Treasury securities and U.S. Government agency and corporation
    obligations (2).................................................................    RCFD 3382    5,849,801    2.
3.  Securities issued by states and political subdivisions in the U.S. (2)..........    RCFD 3383      171,480    3.
4.  a.  Other debt securities (2)...................................................    RCFD 3647       98,635    4.a.
    b.  Equity securities (3) (includes investments in mutual funds and Federal        ///////////////////////
    Reserve stock)..................................................................    RCFD 3648      290,211    4.b.
5.  Federal funds sold and securities purchased under agreements to resell in          ///////////////////////
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in    ///////////////////////
    IBFs............................................................................    RCFD 3365       34,073    5.
6.  Loans:
    a.  Loans in domestic offices:
        (1)  Total loans............................................................    RCON 3360   28,772,871    6.a.(1)
        (2)  Loans secured by real estate...........................................    RCON 3385   11,782,561    6.a.(2)
        (3)  Loans to finance agricultural production and other loans to               ///////////////////////
             farmers................................................................    RCON 3386        4,568    6.a.(3)
        (4)  Commercial and industrial loans........................................    RCON 3387   12,208,378    6.a.(4)
        (5)  Loans to individuals for household, family, and other personal            ///////////////////////
             expenditures...........................................................    RCON 3388    2,106,517    6.a.(5)
    b.  Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs...    RCFN 3360       93,116    6.b.
7.  Trading assets..................................................................    RCFD 3401       70,398    7.
8.  Lease financing receivables (net of unearned income)............................    RCFD 3484    2,414,362    8.
9.  Total assets(4).................................................................    RCFD 3368   47,043,625    9.

LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS       ///////////////////////
    accounts, and telephone and preauthorized transfer accounts) (exclude demand       ///////////////////////
    deposits).......................................................................    RCON 3485      554,831   10.
11. Nontransaction accounts in domestic offices:                                       ///////////////////////
    a.  Money market deposit accounts (MMDAs).......................................    RCON 3486   10,212,141   11.a.
    b.  Other savings deposits......................................................    RCON 3487    2,477,260   11.b.
    c.  Time certificates of deposit of $100,000 or more............................    RCON 3345    2,533,067   11.c.
    d.  All other time deposits.....................................................    RCON 3469    6,982,619   11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries,     ///////////////////////
    and IBFs........................................................................    RCFN 3404    2,117,139   12.
13. Federal funds purchased and securities sold under agreements to repurchase in      ///////////////////////
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in    ///////////////////////
    IBFs............................................................................    RCFD 3353    4,817,518   13.
14. Other borrowed money............................................................    RCFD 3355      985,125   14.
---------------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-14
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-L--OFF BALANCE SHEET ITEMS
Please read carefully the instructions for the preparation of Schedule RC-L.
Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.



     C460
                                                                      Dollar Amounts in Thousands     RCFD BIL MIL THOU
-----------------------------------------------------------------------------------------------------------------------
1.  Unused commitments:                                                                             //////////////////
    a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity    //////////////////
       lines.......................................................................................  3814    2,159,101  1.a.
    b. Credit card lines...........................................................................  3815       37,038  1.b.
    c. Commercial real estate, construction, and land development:                                  //////////////////
       (1) Commitments to fund loans secured by real estate........................................  3816      538,163  1.c.(1)
       (2) Commitments to fund loans not secured by real estate....................................  6550      513,346  1.c.(2)
    d. Securities underwriting.....................................................................  3817            0  1.d.
    e. Other unused commitments....................................................................  3818   20,572,462  1.e.
2.  Financial standby letters of credit and foreign office guarantees..............................  3819    2,322,445  2.
                                                                            --------------------
    a. Amount of financial standby letters of credit conveyed to others     RCFD 3820     89,650    //////////////////  2.a.
                                                                            --------------------
3.  Performance standby letters of credit and foreign office guarantees............................  3821      179,230  3.
                                                                            --------------------
    a. Amount of performance standby letters of credit conveyed to others   RCFD 3822      6,004    //////////////////  3.a.
                                                                            --------------------
4.  Commercial and similar letters of credit.......................................................  3411      137,503  4.
5.  Participations in acceptances (as described in the instructions) conveyed to others by the      //////////////////
    reporting bank.................................................................................  3428          112  5.
6.  Participations in acceptances (as described in the instructions) acquired by the reporting      //////////////////
    (nonaccepting) bank............................................................................  3429       12,837  6.
7.  Securities borrowed............................................................................  3432            0  7.
8.  Securities lent (including customers' securities lent where the customer is indemnified against //////////////////
    loss by the reporting bank)....................................................................  3433      965,792  8.
9.  Loans transferred (i.e., sold or swapped) with recourse that have been treated as sold for      //////////////////
    Call Report purposes:                                                                           //////////////////
    a. FNMA and FHLMC residential mortgage loan pools:                                              //////////////////
       (1) Outstanding principal balance of mortgages transferred as or the report date............  3650      298,423  9.a.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date....................  3651      298,423  9.a.(2)
    b. Private (nongovernment-issued or guaranteed) residential mortgage loan pools:                //////////////////
       (1) Outstanding principal balance of mortgages transferred as of the report date............  3652      289,942  9.b.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date....................  3653      289,942  9.b.(2)
    c. Farmer Mac agricultural mortgage loan pools:                                                 //////////////////
       (1) Outstanding principal balance of mortgages transferred as of the report date............  3654            0  9.c.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date....................  3655            0  9.c.(2)
    d. Small business obligations transferred with recourse under Section 208 of the                //////////////////
       Riegle Community Development and Regulatory improvement Act of 1994:                         //////////////////
       (1) Outstanding principal balance of small business obligations transferred                  //////////////////
           as of the report date...................................................................  A249            0  9.d.(1)
       (2) Amount of retained recourse on these obligations as of the report date..................  A250            0  9.d.(2)
10. When-issued securities:                                                                         //////////////////
    a. Gross commitments to purchase...............................................................  3434            0  10.a
    b. Gross commitments to sell...................................................................  3435            0  10.b.
11. Spot foreign exchange contracts................................................................  8765      487,442  11.
12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and    //////////////////
    describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")   3430            0  12.
        ------------------------------------------------------------------------------------------- //////////////////
    a.  TEXT 3555 ........................................................  RCFD 3555               //////////////////  12.a.
    b.  TEXT 3556 ........................................................  RCFD 3556               //////////////////  12.b.
    c.  TEXT 3557 ........................................................  RCFD 3557               //////////////////  12.c.
    d.  TEXT 3558 ........................................................  RCFD 3558               //////////////////  12.d.

---------------------------------------------------------------------------------------------------------------

                                       24

Legal Title of Bank:  FLEET NATIONAL BANK                                       Call Date:  12/31/96  ST-BK:
25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
        PAGE RC-15
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-L--CONTINUED

                                                                      Dollar Amounts in Thousands   RCFD  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives) (itemize and        //////////////////
    describe each component of this item over 25% of Schedule RC, item 28, "Total equity capital")  5591            0  13.
    a.  TEXT 5592                                                  RCFD 5592                       //////////////////  13.a.
    b.  TEXT 5593                                                  RCFD 5593                       //////////////////  13.b.
    c.  TEXT 5594                                                  RCFD 5594                       //////////////////  13.c.
    d.  TEXT 5595                                                  RCFD 5595                       //////////////////  13.d.

C461       <-
                                           -----------------  -----------------  ----------------- ------------------
                                              (Column A)          (Column B)         (Column C)        (Column D)
     Dollar Amounts in Thousands            Interest Rate     Foreign Exchange   Equity Derivative   Commodity and
----------------------------------------      Contracts           Contracts          Contracts       Other Contracts
    Off-balance Sheet Derivatives          -----------------  -----------------  ----------------- ------------------
     Position Indicators                   Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou  Tril Bil Mil Thou
 ----------------------------------------   -----------------  -----------------  ----------------- ------------------
14. Gross amounts (e.g., notional          /////////////////  /////////////////  ///////////////// /////////////////
    amounts) (for each column, sum of      /////////////////  /////////////////  ///////////////// /////////////////
    items 14.a through 14.e must equal     /////////////////  /////////////////  ///////////////// /////////////////
    sum of items 15, 16.a, and 16.b):      /////////////////  /////////////////  ///////////////// /////////////////
                                           -----------------  -----------------  ----------------- -----------------
    a. Futures contracts ................                  0                  0                  0            39,037   14.a
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8693          RCFD 8694          RCFD 8695          RCFD 8696
                                           -----------------  -----------------  ----------------- -----------------
    b. Forward contracts ................          2,684,800          2,284,466                  0            45,604   14.b
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8697          RCFD 8698          RCFD 8699          RCFD 8700
                                           -----------------  -----------------  ----------------- -----------------
    c. Exchange-traded option contracts:   /////////////////  /////////////////  ///////////////// /////////////////
                                           -----------------  -----------------  ----------------- -----------------
       (1) Written options ..............            225,000                  0                  0                 0   14.c.(1)
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8701          RCFD 8702          RCFD 8703          RCFD 8704
                                           -----------------  -----------------  ----------------- -----------------
       (2) Purchased options ............          1,276,400                  0                  0             1,245   14.c.(2)
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8705          RCFD 8706          RCFD 8707          RCFD 8708
                                           -----------------  -----------------  ----------------- -----------------
    d. Over-the-counter option contracts:  /////////////////  /////////////////  ///////////////// /////////////////
                                           -----------------  -----------------  ----------------- -----------------
       (1) Written options ..............          5,051,792              5,200                  0                 0   14.d.(1)
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8709          RCFD 8710          RCFD 8711          RCFD 8712
                                           -----------------  -----------------  ----------------- -----------------
       (2) Purchased options ............         19,427,829              5,200                  0                 0   14.d.(2)
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8713          RCFD 8714          RCFD 8715          RCFD 8716
                                           -----------------  -----------------  ----------------- -----------------
    e. Swaps ............................         24,549,614                  0                  0                 0   14.e
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 3450          RCFD 3826          RCFD 8719          RCFD 8720
                                           -----------------  -----------------  ----------------- -----------------
15. Total gross notional amount of         /////////////////  /////////////////  ///////////////// /////////////////
    derivative contracts held for trading.         5,289,505          2,294,866                  0             l,245   15
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD A126          RCFD A127          RCFD 8723          RCFD 8724
                                           -----------------  -----------------  ----------------- -----------------
l6.  Total gross notional amount of        /////////////////  /////////////////  ///////////////// /////////////////
     derivative contracts held for         /////////////////  /////////////////  ///////////////// /////////////////
     purposes other than trading:          /////////////////  /////////////////  ///////////////// /////////////////
                                           -----------------  -----------------  ----------------- -----------------
     a. Contracts marked to market ......          4,239,800                  0                  0            39,037   16.a.
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8725          RCFD 8726          RCFD 8727          RCFD 8728
                                           -----------------  -----------------  ----------------- -----------------
     b. Contracts not marked to market ..         43,686,130                  0                  0            45,604   16.b.
                                           -----------------  -----------------  ----------------- -----------------
                                               RCFD 8729          RCFD 8730          RCFD 8731          RCFD 8732
                                           -----------------  -----------------  ----------------- -----------------



Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-16
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-L--CONTINUED

                                           (Column A)           (Column B)          (Column C)         (Column D)
        Dollar Amounts in Thousands       Interest Rate      Foreign Exchange     Equity Derivative   Commodity and
  Off-balance Sheet Derivatives             Contracts           Contracts           Contracts         Other Contracts
       Position Indicators             ------------------   ------------------   ------------------  ------------------
                                       RFCD  Bil Mil Thou   RFCD  Bil Mil Thou   RFCD  Bil Mil Thou   RFCD  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------

17. Gross fair values of               //////////////////   //////////////////   //////////////////  //////////////////
    derivative contracts:              //////////////////   //////////////////   //////////////////  //////////////////
    a. Contracts held for              //////////////////   //////////////////   //////////////////  //////////////////
       trading:                        //////////////////   //////////////////   //////////////////  //////////////////
       (1) Gross positive              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8733        31,626   8734        41,468   8736             0   8736           59  17.a.(1)
       (2) Gross negative              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8737        22,099   8738        38,756   8739             0   8740            0  17.a.(2)
    b. Contracts held for              //////////////////   //////////////////   //////////////////  //////////////////
       purposes other than             //////////////////   //////////////////   //////////////////  //////////////////
       trading that are marked         //////////////////   //////////////////   //////////////////  //////////////////
       to market:                      //////////////////   //////////////////   //////////////////  //////////////////
       (1) Gross positive              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8741         2,258   8742             0   8743             0   8744        1,698  17.b.(1)
       (2) Gross negative              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8745         1,417   8746             0   8747             0   8748            0  17.b.(2)
    c. Contracts held for              //////////////////   //////////////////   //////////////////  //////////////////
       purposes other than             //////////////////   //////////////////   //////////////////  //////////////////
       trading that are not            //////////////////   //////////////////   //////////////////  //////////////////
       marked to market:               //////////////////   //////////////////   //////////////////  //////////////////
       (1) Gross positive              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8749       165,643   8750             0   8751             0   8752          169  17.c.(1)
       (2) Gross negative              //////////////////   //////////////////   //////////////////  //////////////////
           fair value................  8737        76,308   8754             0   8755             0   8756            0  17.c.(2)

---------------------------------------------------------------------------------

Memoranda                                                                Dollar Amounts in Thousands  RFCD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
1.-2. Not applicable                                                                                 //////////////////
3. Unused commitments with an original maturity exceeding one year that are reported in              //////////////////
   Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of commitments       //////////////////
   that are fee paid or otherwise legally binding)..................................................  3833   18,552,873  M.3.
   a. Participations in commitments with an original maturity                                        //////////////////
      exceeding one year to be conveyed to others.........................  RCFD 3834  |   1,789,549 //////////////////  M.3.a.
4. To be completed only by banks with $1 billion or more in total assets:                            //////////////////
   Standby letters of credit and foreign office guarantees (both financial and performance) issued   //////////////////
   to non-U.S. addresses (domicile) included in Schedule RC-L, items 2 and 3, above.................  3377      360,019  M.4.
5. Installment loans to individuals for household, family, and other personal expenditures that      //////////////////
   have been securitized and sold without recourse (with servicing retained), amounts outstanding    //////////////////
   by type of loan:                                                                                  //////////////////
   a. Loans to purchase private passenger automobiles (TO BE COMPLETED FOR THE                       //////////////////
      SEPTEMBER REPORT ONLY)........................................................................  2741          N/A  M.5.a.
   b. Credit cards and related plans (TO BE COMPLETED QUARTERLY)....................................  2742            0  M.5.b.
   c. All other consumer installment credit (including mobile home loans)(TO BE COMPLETED FOR THE    //////////////////
      SEPTEMBER REPORT ONLY)........................................................................  2743          N/A  M.5.c.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-17
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-M--MEMORANDA


   --------

     C465   <-

------------------
                                                                         Dollar Amounts in Thousands   RFCD
Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------
1. Extensions of credit by the reporting bank to its executive officers, directors, principal         //////////////////
   shareholders, and their related interests as of the report date:                                   //////////////////
   a. Aggregate amount of all extensions of credit to all executive officers, directors, principal    //////////////////
      shareholders, and their related interests......................................................  6164      552,349  1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of       //////////////////
      all extensions of credit by the reporting bank (including extensions of credit to               //////////////////
      related interests) equals or exceeds the lesser of $500,000 or 5 percent                 Number //////////////////
      of total capital as defined for this purpose in agency regulations.   RFCD 6165   |          20 //////////////////  1.b.
2. Federal funds sold and securities purchased under agreements to resell with U.S. branches          //////////////////
   and agencies of FOREIGN BANKS(1) (included in Schedule RC, items 3.a and 3.b).....................  3405           0   2.
3. Not applicable.                                                                                    //////////////////
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others         //////////////////
   (include both retained servicing and purchased servicing):                                         //////////////////
   a. Mortgages serviced under a GNMA contract.......................................................  5500   25,732,152  4.a.
   b. Mortgages services under a FHLMC contract:                                                      //////////////////
      (1) Serviced with recourse to servicer.........................................................  5501       48,720  4.b.(1)
      (2) Serviced without recourse to servicer......................................................  5502   34,857,978  4.b.(2)
   c. Mortgages serviced under a FNMA contract:                                                       //////////////////
      (1) Serviced under a regular option contract...................................................  5503      249,703  4.c.(1)
      (2) Serviced under a special option contract...................................................  5504   41,105,444  4.c.(2)
   d. Mortgages serviced under other servicing contracts.............................................  5505   11,267,486  4.d.
5. To be completed only by banks with $1 billion or more in total assets:                             //////////////////
   Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must        //////////////////
   equal Schedule RC, item 9):                                                                        //////////////////
   a. U.S. addresses (domicile)......................................................................  2103        6,244  5.a.
   b. Non-U.S. addresses (domicile)..................................................................  2104          136  5.b.
6. Intangible assets:                                                                                 //////////////////
   a. Mortgage servicing rights......................................................................  3164    1,563,176  6.a.
   b. Other identifiable intangible assets                                                            //////////////////
      (1) Purchased credit card relationships........................................................  5506            0  6.b.(1)
      (2) All other identifiable intangible assets...................................................  5507      105,984  6.b.(2)
   c. Goodwill.......................................................................................  3163      647,473  6.c.
   d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10).........................  2143    2,316,633  6.d.
   e. Amount of intangible assets (included in item 6.b.(2) above) that have been grandfathered or    //////////////////
      are otherwise qualifying for regulatory capital purposes.......................................  6442            0  6.e.
7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated to                //////////////////
   redeem the debt...................................................................................  3295       75,000  7.

-----------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this time.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-18
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-M--CONTINUED



------------------
                                                                      Dollar Amounts in Thousands
BIL MIL THOU
-----------------------------------------------------------------------------------------------------------------------
8.  a. Other real estate owned:                                                              /////////////////////////
       (1) Direct and indirect investments in real estate ventures.........................   RCFD 5372              0  8.a.(1)
       (2) All other real estate owned:                                                      /////////////////////////
           (a) Construction and land development in domestic offices........................  RCON 5508            332  8.a.(2)(a)
           (b) Farmland in domestic offices.................................................  RCON 5509              0  8.a.(2)(b)
           (c) 1-4 family residential properties in domestic offices........................  RCON 5510          9,789  8.a.(2)(c)
           (d) Multifamily (5 or more) residential properties in domestic offices...........  RCON 5511            347  8.a.(2)(d)
           (e) Nonfarm nonresidential properties in domestic offices........................  RCON 5512          8,443  8.a.(2)(e)
           (f) In foreign offices...........................................................  RCFN 5513              0  8.a.(2)(f)
       (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)........  RCFD 2150         18,911  8.a.(3)
    b. Investments in unconsolidated subsidiaries and associated companies:                  /////////////////////////
       (1) Direct and indirect investments in real estate ventures..........................  RCFD 5374              0  8.b.(1)
       (2) All other investments in unconsolidated subsidiaries and associated companies....  RCFD 5375              0  8.b.(2)
       (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)........  RCFD 2130              0  8.b.(3)
    c. TOTAL ASSETS of unconsolidated subsidiaries and associated companies.................  RCFD 5376              0  8.c.
9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC,     /////////////////////////
    item 23, "Perpetual preferred stock and related surplus"................................  RCFD 3778        125,000  9.
10. Mutual fund and annuity sales in domestic offices during the quarter (include            /////////////////////////
    proprietary, private label, and third party products):                                   /////////////////////////
    a. Money market funds...................................................................  RCON 6441        204,326  10.a.
    b. Equity securities funds..............................................................  RCON 8427        116,418  10.b.
    c. Debt securities funds................................................................  RCON 8428         12,837  10.c.
    d. Other mutual funds...................................................................  RCON 8429              0  10.d.
    e. Annuities............................................................................  RCON 8430        103,868  10.e.
    f. Sales of proprietary mutual funds and annuities (included in items 10.a. through      /////////////////////////
       10.e. above).........................................................................  RCON 8784        302,177  10.f.

-------------------------

----------------------------------------------------------------------------------------------------------------------------------
Memorandum                                                              Dollar Amounts in Thousands  RCFD Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------

1. Interbank holdings of capital instruments (TO BE COMPLETED FOR THE DECEMBER REPORT ONLY):        //////////////////
   a. Reciprocal holdings of banking organizations' capital instruments...........................   3836            0  M.1.a.
   b. Nonreciprocal holdings of banking organizations' capital instruments........................   3837            0  M.1.b.
----------------------------------------------------------------------------------------------------------------------------------

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-19
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-N--PAST DUE AND NONACCRUAL LOANS, LEASES,
               AND OTHER ASSETS

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

  --------

    C470

------------------------------------------------------------
                                                                (Column A)           (Column B)          (Column C)
                                                                Past due             Past due 90         Nonaccrual
                                                               30 through 89        days or more
                                                              days and still         and still
                                                                 accruing             accruing
                                                            ------------------   ------------------  ------------------
                               Dollar Amounts in Thousands  RCFD  Bil Mil Thou   RCFD  Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
1.  Loans secured by real estate:                           //////////////////   //////////////////  //////////////////
    a.  To U.S. addressees (domicile) ....................  1245                 1246        65,607   1247      215,496   1.a.
    b.  To non-U.S. addressees (domicile) ................  1248                 1249             0   1250            0   1.b.
2.  Loans to depository institutions and acceptances        //////////////////   //////////////////  //////////////////
    of other banks:                                         //////////////////   //////////////////  //////////////////
    a.  To U.S. banks and other U.S. depository             //////////////////   //////////////////  //////////////////
        institutions .....................................  5377                 5378             0   5379            0   2.a.
    b.  To foreign banks .................................  5380                 5381             0   5382            0   2.b.
3.  Loans to finance agricultural production and            //////////////////   //////////////////  //////////////////
    other loans to farmers ...............................  1594                 1597             0   1583          625   3.
4.  Commercial and industrial loans:                        //////////////////   //////////////////  //////////////////
    a.  To U.S. addressees (domicile) ....................  1251                 1252        12,042   1253       76,393   4.a.
    b.  To non-U.S. addressees (domicile) ................  1254                 1255             0   1256            0   4.b.
5.  Loans to individuals for household, family, and         //////////////////   //////////////////  //////////////////
    other personal expenditures:                            //////////////////   //////////////////  //////////////////
    a.  Credit cards and related plans ...................  5383                 5384         1,574   5385          370   5.a.
    b.  Other (includes single payment, installment,        //////////////////   //////////////////  //////////////////
        and all student loans) ...........................  5386                 5387        24,812   5388        7,184   5.b.
6.  Loans to foreign governments and official               //////////////////   //////////////////  //////////////////
    institutions .........................................  5389                 5390             0   5391            0   6.
7.  All other loans ......................................  5459                 5460        11,122   5461        9,921   7.
8.  Lease financing receivables:                            //////////////////   //////////////////  //////////////////
    a.  Of U.S. addressees (domicile) ....................  1257                 1258            21   1259        3,763   8.a
    b.  Of non-U.S. addressees (domicile) ................  1271                 1272             0   1791            0   8.b.
9.  Debt securities and other assets (exclude other         //////////////////   //////////////////  //////////////////
    real estate owned and other repossessed assets) ......  3506                 3506             0   3507       32,566   9.
---------------------------------------------------------------------------------------------------------------------------------
Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

                                                            ------------------   ------------------  ------------------
                                                            RCFD  Bil Mil Thou   RCFD  Bil Mil Thou   RCFD Bil Mil Thou
10. Loans and leases reported in items 1
    through 8 above which are wholly or partially           //////////////////   //////////////////  //////////////////
    guaranteed by the U.S. Government ....................  5612                 5613        17,347   5614       14,395   10.
    a.  Guaranteed portion of loans and leases              //////////////////   //////////////////  //////////////////
        included in item 10 above ........................  5615                 5616        17,056   5617       11,954   10.a.


Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-20
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RI-N--CONTINUED


  --------

    C473

------------------------------------------------------------
                                                                (Column A)           (Column B)          (Column C)
                                                                Past due             Past due 90         Nonaccrual
                                                               30 through 89        days or more
                                                                and still            and still
                                                                 accruing             accruing
Memoranda                                                   ------------------   ------------------   ------------------
                               Dollar Amounts in Thousands  RFCD  Bil Mil Thou   RFCD  Bil Mil Thou   RFCD  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
1. Restructured loans and leases included in                //////////////////   //////////////////  //////////////////
   Schedule RC-N, items 1 through 8, above (and not         //////////////////   //////////////////  //////////////////
   reported in Schedule RC-C, part I, Memorandum            //////////////////   //////////////////  //////////////////
   item 2)................................................  1658                 1659                 1661               M.1.
2. Loans to finance commercial real estate,                 //////////////////   //////////////////  //////////////////
   construction, and land development activities            //////////////////   //////////////////  //////////////////
   (NOT SECURED BY REAL ESTATE) included in                 //////////////////   //////////////////  //////////////////
   Schedule RC-N, items 4 and 7 above.....................  6558                 6559           105   6560        1,919  M.2.
3. Loans secured by real estate in domestic offices         RCON  Bil Mil Thou   RCON  Bil Mil Thou   RCON Bil Mil Thou
   (included in Schedule RC-N, item 1, above):              //////////////////   //////////////////  //////////////////
   a. Construction and land development...................  2759                 2769             0   3492       19,990  M.3.a.
   b. Secured by farmland.................................  3493                 3494             0   3495          144  M.3.b.
   c. Secured by 1-4 family residential properties:         //////////////////   //////////////////  //////////////////
      (1) Revolving, open-end loans secured by              //////////////////   //////////////////  //////////////////
          1-4 family residential properties and             //////////////////   //////////////////  //////////////////
          extended under lines of credit..................  5398                 5399         5,009   5400       10,700  M.3.c.(1)
      (2) All other loans secured by 1-4 residential        //////////////////   //////////////////  //////////////////
          properties......................................  5401                 5402        49,978   5403      100,900  M.3.c.(2)
   d. Secured by multifamily (5 or more) residential        //////////////////   //////////////////  //////////////////
      properties..........................................  3499                 3500           934   3501        9,456  M.3.d.
   e. Secured by nonfarm nonresidential properties........  3502                 3503         9,886   3504       74,306  M.3.e.

                                                            ---------------------------------------
                                                                (Column A)           (Column B)
                                                               Past due 30           Past due 90
                                                             through 89 days         days or more
                                                            ---------------------------------------
                                                            RFCD  Bil Mil Thou   RFCD  Bil Mil Thou
                                                            ---------------------------------------
4. Interest rate, foreign exchange rate, and other          //////////////////   //////////////////
   commodity and equity contracts:                          //////////////////   //////////////////
   a. Book value of amounts carried as assets.............  3522                 3528             0   M.4.a.
   b. Replacement cost of contracts with a                  //////////////////   //////////////////
      positive replacement cost...........................  3529                 3530             0   M.4.b.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-21
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-O--OTHER DATA FOR DEPOSIT INSURANCE ASSESSMENTS

 --------

   C475   <-

------------------
                                                                      Dollar Amounts in Thousands     RCON Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------
1.  Unposted debits (see instructions):                                                             //////////////////
    a. Actual amount of all unposted debits........................................................  0030
        0  1.a
       OR                                                                                           //////////////////
    b. Separate amount of unposted debits:                                                          //////////////////
       (1) Actual amount of unposted debits to demand deposits.....................................  0031          N/A  1.b.(1)
       (2) Actual amount of unposted debits to time and savings deposits(1)........................  0032          N/A  1.b.(2)
2.  Unposted credits (see instructions):                                                            //////////////////
    a. Actual amount of all unposted credits.......................................................  3510            0  2.a.
       OR                                                                                           //////////////////
    b. Separate amount of unposted credits:                                                         //////////////////
       (1) Actual amount of unposted credits to demand deposits....................................  3512          N/A  2.b.(1)
       (2) Actual amount of unposted credits to time and savings deposits(1).......................  3514          N/A  2.b.(2)
3.  Uninvested trust funds (cash) held in bank's own trust department (not included in total        //////////////////
    deposits in domestic offices)..................................................................  3520      142,277  3.
4.  Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto     //////////////////
    Rico and U.S. territories and possessions (not included in total deposits):                     //////////////////
    a. Demand deposits of consolidated subsidiaries................................................  2211      196,951  4.a.
    b. Time and savings deposits(1) of consolidated subsidiaries...................................  2351       15,807  4.b.
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries........................  5514            0  4.c.
5.  Deposits in insured branches in Puerto Rico and U.S. territories and possessions:               //////////////////
    a. Demand deposits in insured branches (included in Schedule RC-E, Part II)....................  2229            0  5.a.
    b. Time and savings deposits(1) in insured branches (included in Schedule RC-E, Part II).......  2383            0  5.b.
    c. Interest accrued and unpaid on deposits in insured branches                                  //////////////////
       (included in Schedule RC-G, item 1.b).......................................................  5515            0  5.c.

Item 6 is not applicable to state nonmember banks that have not been authorized by the              //////////////////
Federal Reserve to act as pass-through correspondents.                                              //////////////////
6.  Reserve balances actually passed through to the Federal Reserve by the reporting bank on        //////////////////
    behalf of its respondent depository institutions that are also reflected as deposit liabilities //////////////////
    of the reporting bank:                                                                          //////////////////
    a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 4 or 5,         //////////////////
       column B)...................................................................................  2314            0  6.a.
    b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I,         //////////////////
       item 4 or 5, column A or C, but not column B)...............................................  2315            0  6.b.
7.  Unamortized premiums and discounts on time and savings deposits:(1)                             //////////////////
    a. Unamortized premiums........................................................................  5516          748  7.a.
    b. Unamortized discounts.......................................................................  5517            0  7.b.

8.  TO BE COMPLETED BY BANKS WITH "OAKAR DEPOSITS."
------------------
    Total "Adjusted Attributable Deposits" of all institutions acquired under Section 5(d)(3) of    //////////////////
    the Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction Worksheet(s)).......  5518    1,395,996  8.

9.  Deposits in lifeline accounts..................................................................  5596/////////////  9.
10. Benefit-responsive "Depository Institution Investment Contracts" (included in total             //////////////////
    deposits in domestic offices)..................................................................  8432            0  10.

----------------
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-22
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-O--CONTINUED


-------------------
                                                               Dollar Amounts in Thousands  RCON  Bil Mil
Thou
-----------------------------------------------------------------------------------------------------------------------------------
11. Adjustments to demand deposits in domestic offices reported in Schedule RC-E for       //////////////////
    certain reciprocal demand balances:                                                    //////////////////
    a. Amount by which demand deposits will be reduced if reciprocal demand balances       //////////////////
       between the reporting bank and savings associations were reported on a net basis    //////////////////
       rather than a gross basis in Schedule RC-E........................................   8785            0   11.a.
    b. Amount by which demand deposits would be increased if reciprocal demand balances    //////////////////
       between the reporting bank and U.S. branches and agencies of foreign banks were     //////////////////
       reported on a gross basis rather than a net basis in Schedule RC-E................   A181            0   11.b.
    c. Amount by which demand deposits would be reduced if cash items in process of        //////////////////
       collection were included in the calculation of net reciprocal demand balances       //////////////////
       between the reporting bank and the domestic offices of U.S. banks and savings       //////////////////
       associations in Schedule RC-E.....................................................   A182            0   11.c.

-------------------

-------------------
                                                               Dollar Amounts in Thousands  RCON  Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------------
1. Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and     //////////////////
   1.b.(1) must equal Schedule RC, item 13.a):                                             //////////////////
   a. Deposit accounts of $100,000 or less:                                                //////////////////
      (1) Amount of deposit accounts of $100,000 or less..................................  2702   18,219,759    M.1.a.(1)
      (2) Number of deposit accounts of $100,000 or less (TO BE                    Number  //////////////////
          COMPLETED FOR THE JUNE REPORT ONLY)........................... RCON 3779    N/A  //////////////////    M.1.a.(2)
   b. Deposit accounts of more than $100,000:                                              //////////////////
      (1) Amount of deposit accounts of more than $100,000................................  2710   14,572,399    M.1.b.(1)
                                                                                   Number  //////////////////
      (2) Number of deposit accounts of more than $100,000 ............. RCON 2772  28,722 //////////////////    M.1.b.(2)
2. Estimated amount of uninsured deposits in domestic offices of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2)
      above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

    Indicate in the appropriate box at the right whether your bank has a method or
    procedure for determining a better estimate of uninsured deposits than the                    YES     NO
    estimate described above..............................................................  6861   //     /X/    M.2.a.
   b. If the box marked YES has been checked, report the estimate of uninsured deposits     RCON  Bil Mil Thou
      determined by using your bank's method or procedure.................................  5597          N/A    M.2.b.

-------------------------------------------------------------------------------
Person to whom questions about the Reports of Condition and Income should be
directed:                                                               C477

PAMELA S. FLYNN, VICE PRESIDENT    (401) 278-5194
-------------------------------    ----------------------
Name and Title (TEXT 8901)         Area code/phone number/extension (TEXT 8902)

Legal Title of Bank:  FLEET NATIONAL BANK                                          Call Date:  12/31/96
ST-BK:  25-0590  FFIEC 031
Address:              ONE MONARCH PLACE
           PAGE RC-23
City, State  Zip:     SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-R--REGULATORY CAPITAL

This schedule must be completed by all banks as follows:  Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1995, must complete items 2 through 9 and Memoranda items 1 and 2.  BANKS WITH ASSETS OF LESS THAN $1 BILLION
MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE RC-R IN ITS ENTIRETY, DEPENDING ON THEIR RESPONSE TO ITEM 1 BELOW.


   ---------------

         C480
1. TEST FOR DETERMINING THE EXTENT TO WHICH SCHEDULE RC-R MUST BE COMPLETED.  TO BE
   COMPLETED ONLY BY BANKS WITH TOTAL ASSETS OF LESS THAN $1 BILLION.  Indicate in the
   appropriate box at the right whether the bank has total capital greater than or equal to eight percent of adjusted total assets............................................  RCFD 6056
        ////   1.

--------------------------------

     For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
     If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
     A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.


-------------------------------------------------------------------
  NOTE:  ALL BANKS ARE REQUIRED TO COMPLETE ITEMS 2 AND 3 BELOW.
         SEE OPTIONAL WORKSHEET FOR ITEMS 3.a THROUGH 3.f.
-----------------------------------------
-----------------------------------------------------------------------------      (Column A)
(Column B)
                                            Dollar Amounts in Thousands        Subordinated Debt(1)        Other
-----------------------------------------------------------------------------   and Intermediate      Limited-Life
2. Subordinated debt(1) and other limited-life capital instruments (original  Term Preferred Stock  Capital
   Instruments weighted average maturity of at least five years) with a remaining
   maturity of:                                                                RCFD  Bil Mil Thou     RCFD Bil Mil Thou

   a. One year or less.......................................................  3780        25,737     3786            0   2.a.
   b. Over one year through two years........................................  3781           737     3787            0   2.b.
   c. Over two years through three years.....................................  3782        10,745     3788            0   2.c.
   d. Over three years through four years....................................  3783             0     3789            0   2.d.
   e. Over four years through five years.....................................  3784       341,000     3790            0   2.e.
   f. Over five years........................................................  3785       760,000     3791            0   2.f.
3. AMOUNTS USED IN CALCULATING REGULATORY CAPITAL RATIOS (REPORT AMOUNTS                             //////////////////
   DETERMINED BY THE BANK FOR ITS OWN INTERNAL REGULATORY CAPITAL ANALYSES                           //////////////////
   CONSISTENT WITH APPLICABLE CAPITAL STANDARDS):

                                                                                                      RCFD Bil Mil Thou

   a. TIER 1 CAPITAL................................................................................  8274    3,756,621   3.a.
   b. TIER 2 CAPITAL................................................................................  8275    1,688,820   3.b.
   c. TOTAL RISK-BASED CAPITAL......................................................................  3792    5,445,441   3.c.
   d. EXCESS ALLOWANCE FOR LOAN AND LEASE LOSSES....................................................  A222      200,236   3.d.
   e. RISK-WEIGHTED ASSETS (NET OF ALL DEDUCTIONS, INCLUDING EXCESS ALLOWANCE)......................  A223   45,925,732   3.e.
   f. "AVERAGE TOTAL ASSETS" (NET OF ALL ASSETS DEDUCTED FROM TIER 1 CAPITAL)(2)....................  A224   46,290,168   3.f.

------------------

-----------------------------------------
                                                                                   (Column A)
(Column B)
ITEMS 4-9 AND MEMORANDA ITEMS 1 AND 2 ARE TO BE COMPLETED                            Assets            Credit Equiv-
BY BANKS THAT ANSWERED NO TO ITEM 1 ABOVE AND                                       Recorded            alent Amount
BY BANKS WITH TOTAL ASSETS OF $1 BILLION OR MORE.                                    on the             of Off-Balance
                                                                                  Balance Sheet         Sheet Items(3)
-----------------------------------------
                                                                               RCFD  Bil Mil Thou     RCFD Bil Mil Thou
4. Assets and credit equivalent amounts of off-balance sheet items
   assigned to the Zero percent risk category:                                 //////////////////    //////////////////
   a. Assets recorded on the balance sheet:                                    //////////////////    //////////////////
      (1) Securities issued by, other claims on, and claims unconditionally    //////////////////    //////////////////
          guaranteed by, the U.S. Government and its agencies and              //////////////////    //////////////////
          other OECD central governments.....................................  3794     1,519,575    //////////////////    4.a.(1)
      (2) All other..........................................................  3795     1,316,143    //////////////////    4.a.(2)
   b. Credit equivalent amount of off-balance sheet items....................  //////////////////     3796    1,079,527    4.b

-------------
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.


Legal Title of Bank :  FLEET NATIONAL BANK                              Call Date:  12/31/96 ST-BK: 25-0590
FFIEC 031
Address             :  ONE MONARCH PLACE
Page RC-24
City, State      Zip:  SPRINGFIELD, MA  01102
FDIC Certificate No.: [0][2][4][9][9]

SCHEDULE RC-R--CONTINUED


                                                                                   Column A)          (Column B)
                                                                                    Assets            Credit Equiv-
                                                                                   Recorded            alent Amount
                                                                                    on the            of Off-Balance
                                                                                 Balance Sheet        Sheet Items(1)

                                               Dollar Amounts in Thousands      RCFD BIL MIL THOU    RCFD BIL MIL THOU
----------------------------------------------------------------------------------------------------------------------
5.  Assets and credit equivalent amounts of off-balance sheet items             ////////////////// //////////////////
    assigned to the 20 percent risk category:                                   ////////////////// //////////////////
    a. Assets recorded on the balance sheet:                                    ////////////////// //////////////////
       (1) Claims conditionally guaranteed by the U.S. Government and           ////////////////// //////////////////
           its agencies and other OECD central governments....................  3798       726,530 //////////////////  5.a.(1)
       (2) Claims collateralized by securities issued by the U.S. Government    ////////////////// //////////////////
           and its agencies and other OECD central governments; by              ////////////////// //////////////////
           securities issued by U.S. Government-sponsored agencies; and         ////////////////// //////////////////
           by cash on deposit.................................................  3799             0 //////////////////  5.a.(2)
       (3) All other..........................................................  3800     7,055,416 //////////////////  5.a.(3)
    b. Credit equivalent amount of off-balance sheet items....................  //////////////////  3801    1,058,252  5.b.
6.  Assets and credit equivalent amounts of off-balance sheet items             ////////////////// //////////////////
    assigned to the 50 percent risk category:                                   ////////////////// //////////////////
    a. Assets recorded on the balance sheet...................................  3802     5,371,795 //////////////////  6.a.
    b. Credit equivalent amount of off-balance sheet items....................  //////////////////  3803      866,687  6.b.
7.  Assets and credit equivalent amounts of off-balance sheet items             ////////////////// //////////////////
    assigned to the 100 percent risk category:                                  ////////////////// //////////////////
    a. Assets recorded on the balance sheet...................................  3804    31,276,374 //////////////////  7.a.
    b. Credit equivalent amount of off-balance sheet items....................  //////////////////  3805   10,715,771  7.b.
8.  On-balance sheet asset values excluded from the calculation of the          ////////////////// //////////////////
    risk-based capital ratio (2)..............................................  3806        91,771 //////////////////  8.
9.  Total assets recorded on the balance sheet (sum of                          ////////////////// //////////////////
    items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC,         ////////////////// //////////////////
    item 12 plus items 4.b and 4.c)...........................................  3807    47,357,604 //////////////////  9.

--------------------------------------

Memoranda
------------------
                                                                      Dollar Amounts in Thousands   RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
1.  Current credit exposure across all off-balance sheet derivative contracts covered by the       //////////////////
    risk-based capital standards..................................................................  8764      236,389  M.1.


----------------------------------------------------------------------------------------------------------------------------
                                                                     With a remaining maturity of
                                                      (Column A)              (Column B)             (Column C)
                                                  One year or less          Over one year           Over five years
                                                                         through five years
2.  Notional principal amounts of
----------------------------------------------------------------------------------------------------------------------------
    off-balance sheet derivative contracts(3):  RCFD Tril Bil Mil Thou  RCFD Tril Bil Mil Thou  RCFD Tril Bil Mil Thou

----------------------------------------------------------------------------------------------------------------------------
    a. Interest rate contracts................  3809         7,502,891  8766        33,994,382  8767          779,970  M.2.a.
    b. Foreign exchange contracts.............  3812         1,366,429  8769            84,993  8770                0  M.2.b.
    c. Gold contracts.........................  8771            33,478  8772                 0  8773                0  M.2.c.
    d. Other precious metals contracts........  8774            13,371  8775                 0  8776                0  M.2.d.
    e. Other commodity contracts..............  8777                 0  8778                 0  8779                0  M.2.e.
    f. Equity derivative contracts............  A000                 0  A001                 0  A002                0  M.2.f.


(1) Do not report in column B the risk-weighted amount of assets reported in column A.

(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital.
    Exclude from item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Legal Title of Bank:   FLEET NATIONAL BANK                                       Call Date:  12/31/96 ST-BK:
25-0590 FFIEC 031
Address:               One Monarch Place
      Page RC-25
City, State  Zip:      Springfield, MA 01102
FDIC Certificate No.:  [0][2][4][9][9]

              OPTIONAL NARRATIVE STATEMENT CONCERNING THE AMOUNTS
                REPORTED IN THE REPORTS OF CONDITION AND INCOME
                   at close of business on December 31, 1996

Fleet National Bank             Springfield           , Massachusetts
-----------------------------------------------------------------------------
Legal Title of Bank             City                    State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.
--------------------------------------------------------------------------------
No comment [X] (RCON 6979)                                          C471    C472
           ---                                                      ------------

BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980)





                   /s/                                 Jan 23, 1997
                        ------------------------       ------------------------
                        Signature of Executive         Date of Signature
                        Officer of Bank